UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Western Alliance Bancorporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2014

To the Stockholders of Western Alliance Bancorporation:

The Annual Meeting of Stockholders (“Annual Meeting”) of Western Alliance Bancorporation (“Company”) will be held at the Company’s headquarters at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004 on Tuesday, May 20, 2014, at 8:00 a.m., local time, for the following purposes:

1.	To elect four Class III directors to the Board of Directors whose terms will expire at the 2017 annual meeting (“Proposal No. 1” or “Election of Directors”);

2.	To approve a proposal to change the Company’s state of incorporation from Nevada to Delaware (“Proposal No. 2” or “Reincorporation”);

3.	To approve an amendment to the 2005 Stock Incentive Plan that will (i) extend the termination date of the plan by ten years to 2025; and (ii) increase by 2,000,000 the maximum number of shares available for issuance thereunder (“Proposal No. 3” or “Equity Plan Amendment”) and to reapprove the material terms of the performance measures that apply to awards intended to qualify as performance-based compensation under the 2005 Stock Incentive Plan;

4.	To approve, on a non-binding advisory basis, executive compensation (“Proposal No. 4” or “Say on Pay”);

5.	To ratify the appointment of McGladrey LLP as the Company’s independent auditor (“Proposal No. 5” or “Ratification of Auditor”); and

6.	To transact such other business as may properly come before the stockholders at the Annual Meeting.

Only stockholders of record at the close of business on March 31, 2014, will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of the Company for a period of ten days prior to the Annual Meeting until the close of such meeting.

Your vote is important. Even if you plan to attend the Annual Meeting in person, please vote your shares of the Company’s common stock in one of these ways: (1) use the toll-free telephone number shown on the proxy card; (2) visit the website listed on the proxy card; or (3) mark, sign, date and promptly return the proxy card to the address provided. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By order of the Board of Directors,

Randall S. Theisen
Secretary
Phoenix, Arizona
April 11, 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2014: This proxy statement, along with our annual report on Form 10-K for the fiscal year ended December 31, 2013, are available free of charge online at www.proxyvote.com.

PROXY STATEMENT

WESTERN ALLIANCE BANCORPORATION

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

GENERAL INFORMATION

This proxy statement is being provided to stockholders of Western Alliance Bancorporation (“Company”) for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Company’s headquarters at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, at 8:00 a.m., local time, on Tuesday, May 20, 2014 and any and all adjournments thereof. This proxy statement, the Company’s annual report on Form 10-K, and the proxy card will be mailed to stockholders on or about April 11, 2014. The Company will pay all expenses incurred in this solicitation. The Company is soliciting proxies by mail, over the internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. In addition, the Company has retained Morrow & Co., LLC of 470 West Ave. Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $9,000 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Your proxy is being solicited by the Board of Directors of the Company. Your proxy will be voted as you direct; however, if no instructions are given on an executed and returned proxy, it will be voted FOR the election of the four Class III director nominees whose terms will expire at the 2017 annual meeting and FOR the other proposals described in this proxy statement.

If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The Company is required to file an annual report on Form 10-K for its 2013 fiscal year with the Securities and Exchange Commission (“SEC”). Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by visiting www.proxyvote.com or www.westernalliancebancorp.com, or by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

VOTING RIGHTS

Only stockholders of record at the close of business on March 31, 2014 (“Record Date”) are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 87,553,976 shares of common stock outstanding and eligible to be voted at the Annual Meeting. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.

The accompanying proxy card is for use at the Annual Meeting if a stockholder does not attend the Annual Meeting in person or will attend the Annual Meeting but wishes to vote by proxy. Proxies may be granted by completing a form over the internet, using a toll-free telephone number, or completing the proxy card and mailing it in the postage-paid envelope provided. Stockholders who provide their proxy over the internet may incur costs, such as telephone and internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the internet or over the telephone after 11:59 p.m. Eastern Time on May 19, 2014. After such time, stockholders of record will only be able to vote by attending the Annual Meeting and voting in person. Specific instructions to be followed by any stockholder interested in providing a proxy via the internet or telephone are shown on the enclosed proxy card. The internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to direct the holders of their proxies to vote their shares as instructed and confirm that their instructions have been properly recorded.

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting without voting will not revoke a previously provided proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (“record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.

If you do not give instructions, whether the broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. The Ratification of Auditor is the only proposal set forth in this proxy statement considered routine.

For each of the proposals to be considered at the Annual Meeting, abstentions and broker non-votes will have the following effect:

Proposal No. 1 – Election of Directors. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 2 – Reincorporation. Broker non-votes and abstentions will have the same effect as votes against this proposal.

Proposal No. 3 – Equity Plan Amendment. Broker non-votes and abstentions will have the same effect as votes against the proposal, unless holders of more than 50% of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Proposal No. 4 – Advisory (Non-Binding) Vote on Executive Compensation. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 5 – Ratification of Auditor. Broker non-votes and abstentions will have no effect on this proposal.

If your shares are held in the name of a bank or broker, your ability to provide a proxy over the internet or via the telephone will depend on the processes of your bank or broker. Therefore, we recommend that you follow the instructions on the form you receive.

Quorum and Summary of Proposals

The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote, for purposes of determining the presence of a quorum at the Annual Meeting. Our Board of Directors has recommended you vote “FOR” the director-nominees and the other proposals set forth in this proxy statement.

Proposal No. 1 – Election of Directors

Directors will be elected by a plurality of the votes cast in person or by proxy. There will be no cumulative voting in the election of directors.

Proposal No. 2 – Proposal to Change the Company’s State of Incorporation from Nevada to Delaware.

The proposal to change the Company’s state of incorporation from Nevada to Delaware will be approved if a majority of the Company’s issued and outstanding shares entitled to vote are validly cast in favor of the proposal.

Proposal No. 3 – Equity Plan Amendment

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment to the 2005 Stock Incentive Plan and re-approval of the performance criteria in the plan, provided that the total vote cast on the proposal represents over 50% of all securities entitled to vote on the proposal.

Proposal No. 4 – Advisory (Non-Binding) Vote on Executive Compensation

The advisory vote will be approved if the votes cast for the proposal exceed those cast against it. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to take action based upon the outcome. However, the Compensation Committee and Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 5 – Ratification of Auditor

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent auditor will be approved if the votes cast for the proposal exceed those cast against the proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2014 will stand, unless the Audit Committee finds other good reason for making a change.

The management and Board of Directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote.

Shares in the Company 401(k) Plan

If you hold shares in the Western Alliance Bancorporation 401(k) Plan (the “401(k) Plan”), you may instruct the plan trustee on how to vote your shares in the 401(k) Plan by mail, by telephone or over the internet as described above. You may vote or provide instructions with respect to all of the shares of our common stock allocated to your account on the Record Date.

In addition, your vote or instructions will also apply pro rata, along with the votes or instructions of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the 401(k) Plan that were not credited to individual participants accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

CORPORATE GOVERNANCE

The Board of Directors is responsible for ensuring effective governance over the Company’s affairs. The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Leadership Structure

In accordance with the Company’s Bylaws, the Chairman of the Board is a discretionary position whose sole stated duty is to preside at meetings of the Board of Directors and meetings of stockholders, as well as to perform such other duties as assigned to him by the Board of Directors. The Chief Executive Officer (“CEO”) is required to be a member of the Board of Directors, subject to the control of the Board of Directors, and has general supervision, direction and control of the business and officers of the Company. The positions of Chairman and CEO may be held by the same person or may be held by two people. The Board does not have a definitive policy on whether the role of the Chairman and the CEO should be separate.

The Company has a Lead Independent Director, who is selected by the non-management directors, because the Board believes the position can contribute to improved corporate performance in the following ways: (1) supporting effective communication and building a productive relationship between the CEO and other members of executive management and the Board; (2) leading the process for improving Board performance; and (3) assisting in a crisis. In addition to the duties of all directors, the specific responsibilities of the Company’s Lead Independent Director are as follows:

•	Assist the Chairman/CEO with setting the Board agenda and schedules;

•	Preside at meetings in the absence of the Chairman/CEO;

•	Lead the Board in evaluating the Chairman/CEO;

•	Call for meetings of the independent and/or non-management directors as necessary, set the agenda and preside at such meetings;

•	Provide feedback to the CEO and management team on issues of interest or concern to the Directors, including ensuring the Board has the information it has requested;

•	Work with the Governance Committee regarding committee assignments, succession planning and Board candidates;

•	Work with the Governance Committee to lead the Board and individual directors through an annual evaluation process;

•	Assist new Board members and provide counsel needed to enable them to become active and productive contributors;

•	Facilitate outside director action in a crisis;

•	Stay informed about Company activities, strategies, performance and provide counsel and feedback to the Chairman/CEO;

•	Lead the Board to achieve consensus in its deliberations while reaching timely decisions;

•	Lead the Board process to ensure focus on strategic issues rather than minutiae; and

•	If requested, communicate directly with stockholders.

After careful consideration, the Nominating and Corporate Governance Committee (“Governance Committee”) continues to believe that the Company’s current Board structure combining the CEO and Chairman of the Board positions and utilizing a Lead Independent Director is the most appropriate leadership structure for the Company and its stockholders. The Governance Committee based its determination on a number of reasons, the most significant of which include the following:

•	As noted above, the Chairman has no specific duties under the Company’s Bylaws, and therefore a combined Chairman and CEO role does not result in any consolidation of function or authority. On the other hand, the combined role allows for more productive meetings. The CEO is the individual selected by the Board of Directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

•	Our Board structure provides strong oversight by independent directors and in addition a majority of our operations are subject to extensive regulation. Our Lead Independent Director’s responsibilities include leading independent and non-management sessions of the Board of Directors during which our directors meet without management. These sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of the CEO, and where necessary, critical of the CEO and senior management. In addition, each of the Board’s standing committees, with the exception of the Finance and Investment Committee, is chaired by an independent director.

Director Selection Process

One of the primary responsibilities of the Governance Committee is to assist the Board of Directors in identifying, and reviewing the qualifications of, prospective directors of the Company. The Board of Directors and the Governance Committee periodically review the appropriate size of the Board. In considering candidates for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Governance Committee-recommended nominee.

The Governance Committee is guided by the following basic selection criteria for all nominees:

•	The director’s/potential director’s character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to board matters;

•	The director’s/potential director’s educational, business, non-profit or professional acumen and experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the SEC and listing standards of the NYSE;

•	Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s business, such as experience in a regulated industry or a publicly held company;

•	Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;

•	Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member; and

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in highly regulated environment.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Governance Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Moreover, the Governance Committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Governance Committee will consider nominees for directors recommended by stockholders. A stockholder wishing to recommend a director candidate for consideration by the Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the cover page of this proxy statement, who will then forward it to the Governance Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for service on the Board of Directors (such as principal occupation and directorships on publicly held companies during the past five years), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Governance Committee as a nominee, must comply with certain advance notice requirements. See “Stockholder Proposals for the 2015 Annual Meeting” on page 69 for more information on these procedures.

If the Governance Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially own greater than 5% of the Company’s outstanding voting stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its proxy statement whether the Governance Committee chose to nominate the candidate, as well as certain other information.

In addition to potential director nominees submitted by stockholders, the Governance Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Governance Committee conducts an independent due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by stockholders, will be similarly evaluated by the Governance Committee using the Board membership criteria described above.

All of the nominees standing for election to the Company’s Board of Directors at this year’s Annual Meeting are current directors. The Governance Committee and the Board of Directors believe that all the nominees satisfy the above described director standards. Accordingly, all of such nominees were approved for re-election by the Board of Directors, based in part on the recommendation of the Governance Committee. With respect to this year’s Annual Meeting, no nominations for director were received from stockholders.

Board Composition

The Company’s Bylaws provide that the Board of Directors will consist of not less than 8 or more than 17 directors. The Board of Directors may, from time to time, fix the number of directors within these limits. The Company’s Board is currently fixed at 13 directors. In accordance with the terms of the Company’s Articles of Incorporation, the terms of office of the directors are divided into three classes:

•	Class I, whose current term will expire at the annual meeting of stockholders in 2015;

•	Class II, whose current term will expire at the annual meeting of stockholders in 2016; and

•	Class III, whose current term will expire at the annual meeting of stockholders in 2014.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual stockholders’ meeting following election. The number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes, such that each class shall be as nearly equal in number as possible.

The Board of Directors currently consists of 13 directors divided into three classes. Information regarding each of the Company’s directors is set forth below. All ages are provided as of December 31, 2013.

Class I Directors with Terms Expiring in 2015

Bruce Beach (age 64) has been a director of the Company since April 2005 and became Chairman of the Company’s Audit Committee and Lead Independent Director in May 2009 and January 2010, respectively. Mr. Beach has been a director of Western Alliance Bank since its formation. Mr. Beach has been Chairman and Chief Executive Officer of BeachFleischman PC, an accounting and business advisory firm in Southern Arizona, since May 1991. Mr. Beach is a certified public accountant, received a BS in business administration and an MBA from the University of Arizona, and has 40 years of experience in public accounting. Mr. Beach was the Vice-Chairman of Carondelet Health Network, one of the largest hospital systems in Southern Arizona, from July 2004 until December 2007, and served as the chairman of its audit committee from July 2003 until December 2007. Mr. Beach served a term as Chairman of Carondelet Health Network in 2008, and retired from the Carondelet board of directors on December 31, 2008. Mr. Beach’s experience as an accounting professional and his background as an executive and director contribute management and financial expertise to the Board, as well as leadership skills and significant knowledge of the southern Arizona business environment.

William S. Boyd (age 82) has been a director and stockholder of the Company since 2002 and was a founder of its first bank subsidiary, Bank of Nevada. Mr. Boyd has served as a director of Boyd Gaming Corporation since its inception in June 1988, and as Chairman of the Board of Directors since August 1998. Mr. Boyd also held the position of CEO of Boyd Gaming Corporation from August 1988 through December 2007, when he was elected to the Office of Executive Chairman of that company, effective January 2008. Mr. Boyd has been a director of California Hotel and Casino since its inception in 1973. He has previously served on the board of directors and for the past thirteen years has been the President Emeritus of the National Center for Responsible Gaming. He served as a director of Nevada State Bank from 1965 to 1985. Mr. Boyd played a leading role in founding the William S. Boyd School of Law at the University of Nevada, Las Vegas. Mr. Boyd is the father of director Marianne Boyd Johnson. Mr. Boyd brings extensive experience in executive management to our Board, as well as experience in a highly regulated industry. He is the Chairman and former CEO of Boyd Gaming, a NYSE-listed public company, and a prominent fixture within the Las Vegas business community where the Company’s Bank of Nevada division operates. Additionally, Mr. Boyd has a law degree and actively practiced in Las Vegas for 15 years, specializing in business related matters. He also has over 20 years’ previous experience as a bank board director.

Steven J. Hilton (age 52) has been a director of the Company since December 2002 and was a director of Western Alliance Bank from February 2003 until it merged with Bank of Nevada and Torrey Pines Bank in December 2013. Mr. Hilton was the co-founder and is the Chairman and Chief Executive Officer of Meritage Homes Corporation. Mr. Hilton founded Arizona-based Monterey Homes in 1985. Under Mr. Hilton’s leadership, Monterey became a publicly traded company and combined with Legacy Homes in 1997, resulting in the creation of Meritage Homes Corporation. Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona. Mr. Hilton contributes considerable knowledge of the southwestern real estate market to the Board. As the Chairman and CEO of another NYSE-listed public company, Mr. Hilton also brings executive management experience, risk assessment skills and public company expertise to our Board.

Marianne Boyd Johnson (age 55) has been a director of the Company since inception and was a founding director of its first bank subsidiary, Bank of Nevada. Since 1992, Ms. Johnson has been a member of the board of directors of Boyd Gaming Corporation and has served as its Vice Chairman of the Board since February 2001. Ms. Johnson was Senior Vice President of Boyd Gaming from December 2001 until December 2007, and she was promoted to Executive Vice President in January 2008. Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities, including sales and marketing. Ms. Johnson served as a director of Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993. Ms. Johnson is the daughter of director William S. Boyd. Ms. Johnson brings to the Board nearly two decades of experience in both the banking and highly regulated gaming industry, as well as extensive knowledge of the Las Vegas, Nevada market, and considerable public company experience.

Kenneth A. Vecchione (age 59) has been a director of the Company since October 2010 and was appointed as non-management Chairman of the Company’s bank subsidiary, Western Alliance Bank in January 2014. He served as Vice Chairman of Bank of Nevada from October 2010 to December 2013, and was the Company’s President and Chief Operating Officer from April 2010 to April 2013. In April 2013, Mr. Vecchione joined Encore Capital Group as President and a Director, and became CEO of that company in June 2013. During his more than 35-year career, Mr. Vecchione has held a number of senior positions at large financial services companies, including Chief Financial Officer at Apollo Global Management, LLC from 2007-2010 and Executive Vice President and Chief Financial Officer at AT&T Universal Card Services from 1997-1998. Between 1998 and 2006, Vecchione served in a number of positions at MBNA Corporation, including three years as Vice Chairman and Chief Financial Officer. Mr. Vecchione currently serves as a Director of International Securities Exchange and Chairman of its Audit and Finance Committee. He is also a member of the Executive, Compensation and Governance committees. Mr. Vecchione served on the board of the Federal Home Loan Bank of San Francisco in from 2012 through 2013. Mr. Vecchione also served as a director of Affinion Group and was the Chairman of its Audit Committee until January 2011. Mr. Vecchione provides valuable insight and guidance on the issues of corporate strategy and risk management, particularly as to his expertise and understanding of the current trends and regulatory issues within the financial services industry, and as to his diverse relationships within the financial services community.

Class II Directors with Terms Expiring in 2016

Cary Mack (age 54) has been a director of the Company and Western Alliance Bank since April 2005 and December 2013, respectively. Mr. Mack was a director of Torrey Pines Bank from its formation in May 2003 until it merged with Western Alliance Bank in December 2013, and was Chairman of Torrey Pines Bank from July 2009 to December 2013. Mr. Mack has held licenses in the State of California as a certified public accountant, attorney and real estate broker. He was formerly employed with PricewaterhouseCoopers’ audit and dispute resolution practices, Mack/Barclay Inc., a forensic, economic and information technology consulting firm, and as a Managing Director with LECG Corporation until June 2009. In June 2009, Mr. Mack became a Managing Principal at Southwest Value Partners Enterprise, a private real estate investment firm located in San Diego, California (“SVP”). Mr. Mack’s legal and accounting experience, his involvement auditing practices and risk management programs and policies, and his knowledge of the real estate market provide the Board with invaluable expertise in these areas.

Todd Marshall (age 57) has been a director of the Company since inception and was a founding director of its first bank subsidiary, Bank of Nevada. Mr. Marshall was also a director of Torrey Pines Bank from January 2011 until it merged into Western Alliance Bank in December 2013. Mr. Marshall has been a director of Marshall Retail Group since May 1976, is currently its Chairman and served as its Chief Executive Officer until January 2005. The Marshall Retail Group owns and operates stores in more than 100 locations, primarily in major casino-hotels in Nevada, Mississippi and New Jersey. He is currently the owner and President of Marshall Management Co., a real estate investment and property management company in Las Vegas. Mr. Marshall served on the board of directors of Consumer Health Services from July 2007 until July 2012, and as its Chief Operating Officer from March 2011 until March 2012. Mr. Marshall’s long history with the Company, his extensive leadership experience and knowledge of the Las Vegas retail market and community provide the Board with an important perspective for assessing and managing risks and planning for corporate strategy in one of its largest markets. Mr. Marshall also brings to the Board his experience in the highly regulated gaming industry and marketing and branding expertise.

M. Nafees Nagy, M.D. (age 70) has served as a director of the Company since April 2004, and served as a director of Bank of Nevada from 1994 until it merged into Western Alliance Bank in December 2013. Dr. Nagy practiced medicine in Las Vegas for more than 30 years, specializing in oncology, clinical hematology, and cancer chemotherapy. He founded and was President and a director of the Nevada Cancer Centers until it was acquired by HealthCare Partners Nevada in June 2013. Currently he is serving as director of Premier Care Network, an accountable care organization. Dr. Nagy served for eight years as a member of the Nevada State Board of Medical Examiners and also served as its Secretary. Dr. Nagy is certified by the American Board of Internal Medicine and the American Board of Utilization Review and Quality Assurance and has consulted for several healthcare concerns. He was a member of the advisory board for Option Care. Dr. Nagy also has served as a member and the chair of the Medical Carrier Advisory Committee and has served as a member of the Clark County Medical Society’s Nominating Committee. Dr. Nagy formerly served as a director of Sun Bank for five years and Nevada Community Bank until its sale in 1993. He retired from the U.S. Army Reserve as a Lt. Colonel and served in Operation Desert Storm in 1991. In January 2008, the Governor of Nevada appointed Dr. Nagy to the special healthcare issues advisory board. Dr. Nagy brings to our Board a well-developed understanding of the Company’s business, history and organization, as well as leadership skills and knowledge of the Nevada medical community.

James E. Nave, D.V.M. (age 69) has served as a director of the Company since its establishment in 1995, and served as a director of Bank of Nevada from 1994 until it merged into Western Alliance Bank in December 2013. Dr. Nave, a former officer in the armed forces, has owned the Tropicana Animal Hospital since 1974, and is the owner of multiple hospitals. In July 2013, he finished his second six year term as the Director of International Affairs for the American Veterinary Medical Association, and is a past President of that organization. He is a member and past President of the Nevada Veterinary Medical Association and the Western Veterinary Conference, as well as a member of the Clark County Veterinary Medical Association, the National Academy of Practitioners, and the American Animal Hospital Association. He has previously served as the Globalization Liaison Agent for Education and Licensing for the American Veterinary Medical Association, and as a member of the Executive Board of the World Veterinary Association. Dr. Nave was also the Chairman of the University of Missouri, College of Veterinary Medicine Development Committee. He was a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its Chairman from 1989 to 1992 and from 1994 to 1996. Dr. Nave serves as one of two independent directors of Station Casinos, LLC and is chairman of its audit committee. Dr. Nave’s management skills, leadership experience, financial acumen and audit committee experience add an important dimension to our Board’s composition.

Class III Directors with Terms Expiring in 2014

The terms of Class III directors will expire at this year’s Annual Meeting. The Board has nominated the individuals listed below, all of whom are current directors of the Company, to be elected as Class III directors at the Annual Meeting. See “Items of Business To Be Acted On At The Meeting – Proposal No. 1 Election of Directors” on page 45.

John P. Sande, III (age 64) has been a director of the Company since 2007, and was a director of Western Alliance Bank from January 2011 to December 2013. He served as Chairman of the Board of Directors for First Independent Bank of Nevada from September 1999 through December 2010. Mr. Sande is a director at Fennemore Craig Jones Vargas, a prominent Nevada law firm specializing in administrative law, government relations and trust and estates, and is admitted to the state and federal courts in California and Nevada. The Nevada Bankers Association is among the clients Mr. Sande represents before the Nevada legislature. He is a trustee of the William F. Harrah Trusts, served as a director of Employers Holdings, Inc. from 2001-2013, and is a former director of Bank of America Nevada (Valley Bank of Nevada), and is the Chairman of the Reno-Tahoe Open, a PGA Tour event in northern Nevada. He is also a director on the Board for the Andrus Center for Public Policy. Mr. Sande graduated with great distinction from Stanford University, was named to its All Century Football Team and was inducted into the Stanford Athletic Hall of Fame. He also received his Juris Doctor degree from Harvard University where he graduated cum laude. Mr. Sande’s legal career and government relations experience give him the leadership and consensus-building skills to assist our Board on a variety of matters, including corporate governance, succession planning and risk oversight.

Robert G. Sarver (age 52) has been the Chairman and Chief Executive Officer of the Company since December 2002. He also served as the President of the Company from December 2002 to April 2010. He served on the Torrey Pines Bank board of directors until the bank merged with Western Alliance Bank in December 2013. He currently serves on the board of directors of Western Alliance Bank. Mr. Sarver organized and founded National Bank of Arizona in 1984 and served as President at the time of the sale of that bank in 1994 to Zions Bancorporation. Mr. Sarver was the lead investor and CEO of GB Bancorporation, the former parent company of Grossmont Bank, from 1995 to 1997. Mr. Sarver served as Chairman and CEO of California Bank and Trust and as an Executive Vice President with Zions Bancorporation from June 1998 to March 2001. He served as a director and credit committee member of Zions Bancorporation from 1995 to 2001. Mr. Sarver is a director and audit committee member of Skywest Airlines and a director of Meritage Homes Corporation. He is also the Managing Partner of the Phoenix Suns NBA basketball team and a member of the board of directors of the Sarver Heart Center at the University of Arizona. Mr. Sarver brings extensive experience in banking, real estate and executive management to our Board. Mr. Sarver’s experience as a leader and entrepreneur in the southwest, where the Company operates, provides insight to the Board on the facts that impact both the Company and the communities in which it operates. Moreover, Mr. Sarver’s day-to-day leadership and intimate knowledge of the Company’s business and operations provide the Board with Company-specific experience and expertise.

Donald D. Snyder (age 66) has served as a director of the Company and Western Alliance Bank since 1997 and January 2014, respectively. Mr. Snyder was a director of Bank of Nevada from 1997 until it merged with Western Alliance Bank in December 2013, and served as Chairman of Bank of Nevada from January 2010 to December 2013. He was a founding director of the entity created to charter Bank of Nevada and was one of its initial investors. In January 2014, Mr. Snyder was appointed as the President of the University of Nevada, Las Vegas (UNLV). He previously served as Dean of the Harrah College of Hotel Administration at UNLV from July 2010 to June 2013, at which time he became Executive Dean for Strategic Development. He served in that position until assuming the presidency effective February 1, 2014. He is also Chairman of The Smith Center for the Performing Arts, and is a director of Tutor Perini Corporation and Switch Communications Group, LLC. Mr. Snyder served as a director of NV Energy from 2005 to 2013. Mr. Snyder was the President of Boyd Gaming Corporation from January 1997 to March 2005, having joined the company’s board of directors in April 1996 and its management team in July 1996. Prior to that, he was President and CEO of the Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas. Mr. Snyder was previously Chairman of the board of directors and CEO of First Interstate Bank of Nevada, then Nevada’s largest full-service bank, from 1987 through 1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking. He has served and continues to serve on the boards of numerous industry and community organizations. Mr. Snyder brings to our Board an extraordinary understanding of the Company’s business, history and organization as well as extensive leadership skills, banking and regulatory expertise and management experience.

Sung Won Sohn, Ph.D. (age 69) was appointed as a director of the Company in 2010. He served as a director of Torrey Pines Bank from December 2010 until it merged into Western Alliance Bank in December 2013. Dr. Sohn is Smith Professor of Economics and Finance at California State University CI and Vice Chairman of multi-national retailer Forever 21. He also currently serves on the boards of the National Association of Corporate Directors Southern California and Claremont Graduate University. Dr. Sohn was the President and Chief Executive Officer of Hanmi Financial Corporation, a commercial bank in Los Angeles, California. Before joining Hanmi in 2005, Dr. Sohn was an Executive Vice President and Chief Economic Officer of Wells Fargo Bank. Prior to his tenure at Wells Fargo, Dr. Sohn was a senior economist on the President’s Council of Economic Advisors in the White House, and has also been a tenured college professor in the Pennsylvania State University System. He is author of the book Global Financial Crisis and Exit Strategy. He has served on the boards of Port of Los Angeles, First Californa Bank, Foreign Affairs Counceil of Los Angeles, Children’s Bureau of Los Angeles, Ministers Mutual Life Insurance Company, L.A. Music Center (Performing Arts), Park Nicollet Health Services, The Blake School, Minnesota Community College System, North Memorial Medical Center, Harvard Business School Association of Minnesota and the American Heart Association of Minnesota. Dr. Sohn was educated at the University of Pittsburgh and Harvard Business School. In addition to world class abilities in economic forecasting, Dr. Sohn offers our Board expertise and experience in banking, management and the southern California market.

Director Independence

The Company’s common stock is traded on the NYSE. The NYSE’s rules require that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, and a director must satisfy all categorical standards relating to independence, as set forth in Section 303A of the NYSE Listed Company Manual.

Of the 13 persons currently on the Board of Directors, including the Class III nominees, 10 have been determined by the Board to be independent under NYSE standards. The Board based these determinations primarily the recommendations of the Governance Committee, which performed a detailed review of the Company’s internal records and the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with such directors. As part of its review, the Governance Committee considered, among other things, the nature and extent of each director’s business relationships and transactions with the Company, its subsidiaries, and its executive officers and their affiliated business entities, including personal investment activities, professional services, and involvement in charitable or non-profit organizations.

Based on these factors, the Board determined that Messrs. Sarver and Vecchione are not independent because they have served as executive officers of the Company and/or one of its banking subsidiaries (“Banks”) within the last three years. Likewise, the Board determined that Mr. Hilton is not independent. In evaluating Mr. Hilton’s independence, the Board considered the fact that he is Chairman and CEO of Meritage Homes Corporation (“Meritage”), and Mr. Sarver is a member of the board of directors of Meritage. The board of directors of Meritage considers Mr. Sarver to be a non-independent director. In addition, the Board also considered the fact that Mr. Sarver is the managing partner of the entity which owns the Phoenix Suns NBA basketball team, and Mr. Hilton is a limited partner in the Phoenix Suns ownership group. Further, Mr. Hilton is an investor in multiple commercial real estate ventures in which Mr. Sarver also has a direct or indirect interest, and Mr. Sarver serves as trustee of certain trusts that Mr. Hilton has established for the benefit of his children. Accordingly, based on the totality of these circumstances, and notwithstanding that Mr. Hilton satisfies all of the NYSE’s categorical standards for independence, the Company’s Board of Directors concluded it is in the best interest of the Company’s stockholders that Mr. Hilton not be deemed an independent director.

Meetings of the Board of Directors

The Board of Directors held seven meetings in 2013. Each current director attended at least 75% of the Board meetings and meetings of committees on which he or she served in 2013. The Company invites and encourages all of its directors to attend the Company’s annual meetings of stockholders, and all of the directors attended the 2013 annual meeting of stockholders.

Executive sessions of non-management directors (consisting of all directors other than Mr. Sarver) and independent directors’ sessions (consisting of all directors other than Messrs. Sarver, Vecchione and Hilton) are regularly scheduled and held during the Company’s regular quarterly Board of Directors meetings. Mr. Beach has served as the Company’s Lead Independent Director since January 2010.

Board Role in Risk Oversight

Under the Company’s governance structure and applicable law, the Board of Directors is ultimately responsible for overseeing the Company’s risk management processes. The Board discharges this duty in part through its duly appointed committees. In particular, in accordance with NYSE requirements, the Audit Committee reviews the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition to the Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks associated with the Company’s compensation programs. For a discussion of the Compensation Committee’s review of the Company’s senior executive officer compensation plans and employee incentive compensation plans and the risks associated with those plans, see “Evaluation of Company Compensation Plans and Risk” on page 30 of this proxy statement. Likewise, the Finance and Investment Committee oversees the Company’s management of risks associated with its finance and investment functions.

The Company has dedicated significant resources to its internal risk management processes. The Company has a senior Asset-Liability Manager, whose responsibilities include implementation of formal risk mitigation strategies related to finance and investment activities. The Company also has a Chief Risk Officer (“CRO”), who supervises periodic comprehensive company-wide risk assessments and manages the Company’s enterprise risk management program. The CRO chairs the Enterprise Risk Management Committee (“ERMC”), which is composed of most of the Company’s senior managers and staff. Under its charter, the ERMC meets on a regular basis throughout the year and is responsible for: (1) identifying and prioritizing business risks, (2) evaluating the effectiveness of risk mitigation activities, (3) ensuring that any identified risk control gaps are addressed, and (4) continually improving the Company’s risk management infrastructure. The CRO provides regular reports on ERMC activities to both the Audit Committee and the full Board of Directors. The Company has also hired senior audit staff with extensive knowledge and experience to improve its internal audit department.

In addition to the CRO reports, the full Board of Directors receives regular reports from the Company’s Chief Credit Officer regarding the quality of the Company’s credit portfolios, the effectiveness and administration of the Company’s credit related policies, the Company’s loan portfolio composition, and the results of internal credit examinations. Similarly, the Company’s Chief Financial Officer (“CFO”) regularly reports to the full Board of Directors regarding the financial performance of the Company, capital and liquidity issues, and other matters relating to corporate strategy and the finance function. The Board’s Finance and Investment Committee also reviews strategies and oversees the effectiveness of financial risk management and investment activities at the Company and each of its subsidiaries.

Finally, because the Board of Directors believes that skilled and well informed directors are vital to effectively fulfilling the Board’s governance responsibilities, including oversight of the Company’s risk management processes, it has adopted and implemented a formal Director Training and Education Program as part of its Corporate Governance Guidelines.

Non-Employee Director Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines for directors and executive officers because it believes that it is important for the Company’s future success that senior management and directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company’s stockholders. The Stock Ownership Guidelines require non-employee directors to own a minimum of 20,000 shares of the Company’s common stock. Adopted in 2010, the Stock Ownership Guidelines provide for a transition period of five years during which directors must achieve full compliance with these requirements. The Stock Ownership Guidelines, as amended, are administered and enforced by the Board’s Compensation Committee, and compliance is monitored and reported to the Committee by the Company’s General Counsel. Stock Ownership Guidelines for the Company’s executive officers can be found on page 27.

The Company understands that hedging and significant amounts of pledging of Company stock by directors and executive officers may skew the alignment of the interests between Company insiders and Company stockholders. Therefore, the Stock Ownership Guidelines specifically prohibit any hedging of Company stock held by directors and executive officers, exclude pledged shares from required ownership levels, and establish both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged. A complete copy of the Stock Ownership Guidelines, and the restrictions on hedging and pledging contained therein, is included as an exhibit to the Corporate Governance Guidelines available in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Communication with the Board and its Committees

Any stockholder or other interested person may communicate with the Board, a specified director (including the Lead Independent Director), the non-management directors as a group, or a committee of the Board by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Anyone who wishes to communicate with a specific Board member, the non-management directors only or a specific committee should send instructions asking that the material be forwarded to the appropriate director, group of directors or committee chairman. All communications so received from stockholders or other interested parties will be forwarded to the director or directors designated.

Committees of the Board of Directors

As of December 31, 2013, the Company’s Board of Directors had four standing committees:

•	The Audit Committee;

•	The Compensation Committee;

•	The Nominating and Corporate Governance Committee; and

•	The Finance and Investment Committee.

Information with respect to these committees is listed in detail below.

The Company may appoint additional, or modify existing, committees of the Board of Directors in the future, including for purposes of complying with all applicable corporate governance rules of the NYSE. The structure, membership information and charter for each of the Company’s committees are available in the Investors Relations section of the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Audit Committee

The Company’s Audit Committee consists of six independent directors (Messrs. Beach, Mack and Sande and Drs. Nagy, Nave and Sohn). The Audit Committee held thirteen meetings in 2013.

Mr. Beach serves as the Audit Committee’s Chairman and the Board of Directors has determined that Mr. Beach meets the NYSE standard of possessing accounting or related financial management expertise. Each member of the Audit Committee is “financially literate” under NYSE listing standards, and the Board of Directors has determined that Mr. Beach qualifies as an “audit committee financial expert” as defined by the SEC. For information regarding the qualifications of each member of the Audit Committee, please see the biographical information set forth above. The Audit Committee oversees the Company’s risk management functions, and its primary duties and responsibilities are to:

•	Serve as an independent and objective body and to otherwise assist the Board in its oversight of (a) the integrity of the Company’s financial statements, and (b) the performance of the Company’s internal audit function, which may include oversight of outside firms that are contracted to provide internal audit and risk management services;

•	Be directly responsible for the appointment, compensation and oversight of any registered public accounting firm employed by the Company, or other firm, for the purpose of preparing or issuing an audit report or related work;

•	Be directly responsible for the appointment, compensation and oversight of any internal audit personnel, including any outside firms or persons that are contracted to provide internal audit and risk management services;

•	Pre-approve all auditing services and non-audit services provided to the Company by the independent auditor;

•	Prepare, or direct to be prepared, and review the report required by the proxy rules of the SEC to be included in the Company’s annual proxy statement;

•	Support an open avenue of communication among the independent auditor, financial and senior management, outside firms that are contracted to provide internal audit and risk management services, any employees of the Company who are involved in the Company’s internal audit function, and the Board;

•	Review the independent auditor’s qualifications and independence;

•	Assist the Board in its oversight of and review the Company’s compliance with regulatory requirements; and

•	Make regular reports to the Board.

Compensation Committee

The Company’s Compensation Committee consists of four independent directors (Ms. Johnson, Messrs. Marshall and Snyder, and Dr. Nave). Each member of the Compensation Committee is also an outside director for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended (“Code”), and a non-employee director under the Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Mr. Snyder serves as the Compensation Committee’s Chairman. The Committee meets a minimum of four times per year, and held eight meetings in 2013.

The Compensation Committee’s powers, authority, responsibilities and duties include:

•	Annually reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, assisting the Lead Independent Director in the Board’s evaluation of the CEO’s performance in light of those goals and objectives, and recommending compensation levels for the CEO to the full Board. In recommending any long-term incentive component of the CEO’s compensation, the Committee is to consider Company’s performance, stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in past years, and other matters the Committee deems relevant.

•	The sole authority and discretion to engage and terminate outside consultants to study and make recommendations regarding director or executive compensation matters, and the sole authority to approve their fees and other retention terms. The Committee also has the ability to obtain advice and assistance from internal or outside legal, accounting or other advisors it determines necessary to carry out its duties. The Committee may only select a compensation consultant, legal counsel, or other adviser to the Committee after taking into consideration the factors identified by the SEC.

•	Approving all base salaries and other compensation of the Company’s executive officers who are in a position to exercise discretionary judgment that can substantially influence the affairs of the Company.

•	Establishing a compensation philosophy for the Company with regard to salaries and other compensation of executive officers which considers business and financial objectives, compensation provided by comparable companies, and/or such other information as may be deemed appropriate.

•	Administering and implementing the Company’s incentive compensation plans and equity compensation plans.

•	Assessing the desirability of, and reviewing and recommending for Board approval of, new incentive compensation plans to the Board and equity-based plans and any increase in shares reserved for issuance under existing plans.

•	Annually reviewing and making recommendations to the Board with respect to the compensation of directors, including Board and committee retainers, meeting fees, equity compensation and other appropriate forms of compensation.

•	Annually preparing and issuing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and reviewing and approving all other sections of the proxy statement relating to director and executive compensation, in accordance with applicable rules and regulations.

•	Annually reviewing, along with the Company’s CFO and senior risk officers, the Company’s employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation program is reasonably likely to have a material adverse effect on the Company. Preparing any disclosure in respect of such risks required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•	Adopting policies regarding the adjustment or recovery of incentive awards or payments if the relevant Company performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, consistent with Section 10D of the Exchange Act.

•	Reviewing and recommending to the Board for approval the frequency with which the Company will conduct Stockholder Say on Pay Votes under the Dodd-Frank Act, taking into account the results of the most recent stockholder advisory vote on Say on Pay frequency, and reviewing and approving the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement.

•	Reviewing and approving any perquisites provided to executive officers.

The Compensation Committee also has the authority to delegate its authority to subcommittees and individual members of the Compensation Committee as the Compensation Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Compensation Committee at its next regularly scheduled meeting. Further information regarding the Compensation Committee can be found beginning on page 19 of this proxy statement and the Compensation Committee Report appears at page 30.

Nominating and Corporate Governance Committee

The Governance Committee consists of four independent directors (Messrs. Boyd and Sande, Dr. Nagy and Ms. Johnson). Mr. Boyd serves as Chairman of the Governance Committee. The Governance Committee held four meetings in 2013. The Committee’s primary duties include:

•	Identifying individuals qualified to become members of the Company’s Board of Directors and recommending director candidates for election or re-election to the Board;

•	Reviewing and assessing the effectiveness of the Company’s corporate governance structure and processes and, recommending any changes to the full Board and management;

•	Periodically recommending changes as to the size of the Board, if appropriate;

•	Developing and recommending to the Board a set of Corporate Governance Guidelines applicable to the Company, and reviewing such Guidelines on an at least annual basis;

•	Making recommendations to the Board about succession planning for the Chief Executive Officer and other senior executives; and

•	Overseeing the annual evaluation process for the Board.

The Governance Committee also has the authority to delegate its authority to subcommittees and individual members of the Governance Committee as the Governance Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Committee at its next regularly scheduled meeting. See “Director Selection Process” on page 5 for further information on the process by which directors are nominated for election to the Company’s Board.

Finance and Investment Committee

The Finance and Investment Committee (“Finance Committee”) consists of four independent directors (Messrs. Hilton, Marshall, Snyder and Dr. Sohn) and one non-independent director (Mr. Vecchione). Mr. Vecchione serves as Chairman of the Finance Committee. The Finance Committee held nine meetings in 2013. The Finance Committee is appointed by the Board of Directors to review strategies and oversee the effectiveness of financial risk management and investment activities at the Company and each of its subsidiaries. The Finance Committee’s duties include ensuring that:

•	Investments conform to policies and procedures and support the Company’s interest rate risk, capital and liquidity requirements;

•	Investments comply with regulatory restrictions and serve legal and legitimate purposes;

•	Investments are collectable and protect the interests of the Company’s depositors and stockholders;

•	Sufficient capital and liquidity is maintained for the Company’s operations; and

•	Additional sources of capital and liquidity are available should the need arise.

Compensation of Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for 2013. The Company does not pay employees of the Company additional compensation for their service as directors. Accordingly, this table does not include Mr. Sarver. Non-employee directors receive annual retainers, committee service retainers, and equity grants in the form of unrestricted Company stock.

In 2013, non-employee directors were paid:

•	An annual retainer of $30,000;

•	Committee service retainers of $20,000 for the Audit Committee, $10,000 for the Finance and Compensation Committees, and $5,000 for the Governance Committee;

•	Retainers of $15,000 for the Lead Independent Director, $15,000 for the Audit Committee Chairman, $10,000 for the Compensation Committee Chairman, and $5,000 for the Governance Committee Chairman; and

•	Equity compensation equaling $50,000 in full value common stock.

In 2014, as part of its annual review of director compensation, the Compensation Committee recommended that: (i) the cash compensation for directors continue in the same amount provided in 2013; and (ii) the equity compensation for directors change from a fixed dollar value to a fixed number of shares. The Board of Directors approved the Compensation Committee’s recommendations and granted 5,000 shares of restricted stock to each director on January 28, 2014, vesting on June 30, 2014.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($)(2)	Total ($)
Bruce Beach	80,000	50,000	50,000	180,000
William S. Boyd	40,000	50,000	0	90,000
Steven J. Hilton	40,000	50,000	14,000	104,000
Marianne Boyd Johnson	45,000	50,000	0	95,000
Cary Mack	50,000	50,000	50,000	150,000
Todd Marshall	50,000	50,000	12,000	112,000
M. Nafees Nagy	55,000	50,000	22,000	127,000
James E. Nave	60,000	50,000	22,000	132,000
John P. Sande, III	55,000	50,000	16,000	121,000
Donald D. Snyder	60,000	50,000	60,000	170,000
Sung Won Sohn	60,000	50,000	12,000	122,000
Kenneth Vecchione	37,500	50,000	12,000	99,500

(1)	In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation. For restricted stock, the FASB ASC Topic 718 fair value per share is equal to the closing price of the Company’s stock on the date of grant. Active non-employee directors were each awarded 4,082 of immediately vested shares on January 29, 2013. Mr. Vecchione became a non-employee director on April 6, 2013, and was awarded 3,409 shares on April 23, 2013.

As of December 31, 2013, the following directors had outstanding restricted stock awards (“RSAs”) and outstanding stock options as follows: Mr. Beach – 1,376 RSAs and 14,000 options; Mr. Boyd – 1,376 RSAs and 13,000 options; Mr. Hilton – 1,376 RSAs and 16,000 options; Ms. Johnson – 1,376 RSAs and 21,000 options; Mr. Mack – 1,376 RSAs and 16,000 options; Mr. Marshall – 1,376 RSAs and 13,000 options; Dr. Nagy – 1,376 RSAs and 6,000 options; Dr. Nave – 1,376 RSAs and 16,000 options; Mr. Sande – 1,376 RSAs and 12,875 options; Mr. Snyder – 1,376 RSAs and 16,000 options; and Dr. Sohn – 1,376 RSAs and 0 options.

Complete beneficial ownership information of Company stock for each of our current directors is provided in this proxy statement on page 42 under the heading, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

(2)	Amounts in the “All Other Compensation” column include fees earned in 2013 for serving on the boards of directors of the Company’s bank subsidiaries. In 2013, Messrs. Beach, Mack and Snyder were Chairmen of Western Alliance Bank, Torrey Pines Bank and Bank of Nevada, respectively, and received annual retainers in lieu of meeting fees. Messrs. Hilton and Sande were directors of Western Alliance Bank, Mr. Marshall and Dr. Sohn were directors of Torrey Pines Bank, and Drs. Nagy and Nave and Mr. Vecchione were directors of Bank of Nevada, and received $2,000 per bank board meeting they attended.

Audit Committee Report

The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and most recently approved amendments to the charter on May 21, 2013. The charter states that the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the Company’s financial reports and other financial information provided by the Company to governmental bodies (e.g., federal and state banking regulators, the SEC, and the Internal Revenue Service) or the public; (ii) the Company’s systems of internal controls regarding finance, accounting, regulatory compliance and ethics that management and the Board of Directors have established; (iii) the Company’s internal audit function; and (iv) the Company’s auditing, accounting and financial reporting processes. The Audit Committee periodically reports on these and other pertinent matters that come before it to the full Board of Directors.

The following six directors are currently members of the Audit Committee: Messrs. Beach (Chairman), Mack and Sande, and Drs. Nagy, Nave and Sohn. The Board of Directors has determined that each member of the Audit Committee satisfies the requirements of the applicable laws and regulations relative to the independence of directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the NYSE. The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Messrs. Beach and Mack each qualify as an “audit committee financial expert” as defined by the SEC. During 2013, the Audit Committee met thirteen times.

While the Audit Committee has the duties and responsibilities set forth in the charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles in the United States of America (“GAAP”). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of management, the Company’s independent registered public accounting firm, and others as described more fully below.

Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters which management believes require attention, guidance, resolution, or other actions. McGladrey LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion on the conformity of the Company’s consolidated financial statements with GAAP.

During the year, the Audit Committee discussed with McGladrey LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2013 with McGladrey LLP, the Company’s independent registered public accounting firm, and management. In addition, the Audit Committee discussed with McGladrey LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 and as currently in effect.

McGladrey LLP has provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Committee discussed with McGladrey LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to McGladrey LLP for audit and non-audit related services.

Based on the reviews and discussion referred to above, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Submitted by the Audit Committee

Bruce Beach (Chairman)

Cary Mack

Dr. Nafees Nagy

Dr. James E. Nave

John P. Sande, III

Dr. Sung Won Sohn

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this report therein by reference.

Compensation Committee Matters

The Committee’s Processes and Procedures

The Compensation Committee’s charter is reviewed no less than annually to ensure that the Compensation Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of stockholder value. The Board of Directors adopted the Committee’s charter on April 27, 2005, and most recently approved amendments to the charter October 23, 2012.

The Compensation Committee reviews the compensation of members of the Company’s Executive Management Committee (“EMC”) and approves final pay packages for all EMC members except for the CEO, whose compensation is recommended by the Compensation Committee and approved by the Board. The EMC consists of the CEO, the President and the executive officers of the Company (biographical information about the executive officers may be found beginning at page 20 of this proxy statement). In evaluating and approving the compensation of EMC members, other than the CEO, the Compensation Committee receives input from Mr. Sarver and considers its own assessment of their performance as it has frequent exposure to these officers. Additionally, the Compensation Committee annually reviews and makes recommendations to the Board with respect to director compensation. Directors’ compensation is established by the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee also reviews and approves the Company’s overall compensation philosophy and strategies.

The Compensation Committee’s charter provides the Compensation Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters, and has the sole authority to approve their fees and other retention terms. As in prior years, in 2013, the Compensation Committee retained Hay Group (the “Consultant’) as its outside independent compensation consultant to advise it on director and executive compensation matters. In this capacity, Hay Group reports directly to the Committee and provides data, analysis and guidance to assist the Committee in ensuring that the Company’s executive compensation programs and director compensation programs are appropriate reasonable and consistent with the Committee’s compensation objectives.

The Compensation Committee Chairman worked directly with the Consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. The Consultant attended Compensation Committee meetings to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Compensation Committee. The Consultant provides no services to the Company other than services that are requested by the Committee; and the independence assessment the Compensation Committee conducted confirmed that no conflicts of interest exist with respect to the Consultant’s work.

In 2013, the Committee directed the Consultant to conduct an independent and objective review of the competitiveness of the compensation for the Company’s board of directors and senior executives. The Committee informed the Consultant its objective was to develop a thorough understanding of how the Company’s total direct compensation program and practice compares among companies included in its Peer Group (as defined on page 28). The Consultant analyzed compensation information from the national market, the banking industry and a comparator group, and presented the results of its analysis and its recommendations to the Committee.

The Chairman works with management to set individual meeting agenda for the Compensation Committee following an overall annual calendar of regular activities. The CEO, the Company’s Chief Administrative Officer and Corporate Counsel are the primary representatives of management who interact with the Compensation Committee, and serve as liaisons between the Compensation Committee and Company management. These officers regularly attend Compensation Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the “Compensation Discussion and Analysis” below. They work with other senior executives to develop and recommend compensation strategies and practices to the Compensation Committee for its review and approval, including the performance goals and weighting factors used in the Company’s annual bonus plan and base salary adjustments for specific officers. The Chief Administrative Officer also works directly with the Consultant on a variety of Compensation Committee matters and provides administrative support and assistance to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

Each member of the Compensation Committee is an independent director under standards of the NYSE, is an outside director for purposes of Section 162(m) under the Code, and is a non-employee director under the Section 16 of the Exchange Act. No member of the Compensation Committee is a current or former officer or employee of the Company or any subsidiary.

At December 31, 2013, the Company’s executive officers, directors and principal stockholders (and their related interests) were indebted to the Banks in the aggregate amount of approximately $32.5 million. This amount was approximately 0.48% of total gross loans outstanding as of such date. All of the foregoing loans (i) were made in compliance with Regulation O promulgated by the Federal Reserve Board; (ii) were made in the ordinary course of business; (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iv) did not involve more than the normal risk of collectability or present other unfavorable features.

As a group, the Company’s directors and executive officers hold 13.86% of the outstanding common stock of the Company. Additional detail regarding the ownership of each director and executive officer can be found in the beneficial ownership table beginning on page 42.

EXECUTIVE COMPENSATION

Executive Officers

Executive officers are appointed annually by the Board of Directors. Information regarding each of the Company’s non-director executive officers is set forth below. For information regarding Mr. Sarver see page 9. All ages are provided as of December 31, 2013.

Gerald “Gary” Cady (age 59) has been the Company’s Executive Vice President of California Administration since May 2003. He is also the CEO of the Torrey Pines Bank division of Western Alliance Bank, and served as the CEO of the Company’s Torrey Pines Bank subsidiary from June 2006 until its merger with Western Alliance Bank in December 2013. Mr. Cady served as President of Torrey Pines Bank from May 2003 to March 2009. From March 2009 through December 2010, Mr. Cady also served as President and Chief Operating Officer for Bank of Nevada. Mr. Cady was a director of the Company from June 2003 to April 2005. Mr. Cady has 35 years of commercial banking experience, including serving as Senior Vice President and Regional Manager for California Bank and Trust in San Diego from August 1987 to February 2003. Mr. Cady served on the Board of Grossmont Hospital and was Chairman of the Board from 2007-2008. He is currently a Director of the San Diego Symphony Orchestra Association and also serves on the Board of the Continuous Quality Insurance Corporation and the Sharp Memorial Hospital.

Duane Froeschle (age 61) has been the Executive Vice President of Credit Administration for the Company since February 2011, and is the Co-President of the Alliance Bank of Arizona division of Western Alliance Bank. Mr. Froeschle was President of Western Alliance Bank until it merged with Torrey Pines Bank and Bank of Nevada in December 2013, and was Chief Credit Officer of the Company from 2002 to 2011. From 2002-2010 he served as Vice Chairman of Alliance Bank of Arizona, and was the Chief Credit Officer of Alliance Bank of Arizona from 2002 to 2007. He is a director of Western Alliance Equipment Finance. Mr. Froeschle has 35 years of experience in commercial banking. Prior to joining the Company, Mr. Froeschle held various positions with National Bank of Arizona from June 1987 to June 2002, including Chief Credit Officer from June 1997 to December 2001.

Dale Gibbons (age 53) has been the Chief Financial Officer and Executive Vice President of the Company and Western Alliance Bank since May 2003 and December 2013, respectively. He was Executive Vice President of Bank of Nevada from July 2004 to December 2013, and served as Bank of Nevada’s Chief Financial Officer from 2004 to 2007. He has also been a director of Western Alliance Equipment Finance since 2006. Mr. Gibbons more than 30 years of experience in commercial banking, including serving as Chief Financial Officer of Zions Bancorporation from August 1996 to June 2001. From 1979 to 1996, Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions.

Bruce Hendricks (age 63) has been Executive Vice President of Southern Nevada Administration for the Company and Western Alliance Bank since 2008 and December 2013, respectively. He is also the CEO of the Bank of Nevada division of Western Alliance Bank, and served as the CEO of the Company’s Bank of Nevada subsidiary from 2008 until its merger with Western Alliance Bank in December 2013. Mr. Hendricks served as President of Bank of Nevada from 2007 to 2009 and as EVP/Regional President of the bank’s Sahara Regional Office since joining the bank in 2000. He began his career in 1969 in Las Vegas, and served as President/COO of American Bank of Commerce in Las Vegas and EVP/COO of First Security Bank of Nevada before joining Bank of Nevada. A graduate of University of Nevada Las Vegas, Mr. Hendricks is a past President of the UNLV Alumni Association and is active in local community organizations.

James Lundy (age 64) has been the Executive Vice President of Arizona Administration for the Company and Western Alliance Bank since February 2003 and December 2013, respectively. He is also the CEO of the Alliance Bank of Arizona and First Independent Bank divisions of Western Alliance Bank, and served as CEO of the Company’s Western Alliance Bank subsidiary from February 2003 until its merger with Torrey Pines Bank and Bank of Nevada in December 2013. Mr. Lundy was also a director of the Company from February 2003 to March 2005. Mr. Lundy is the current Board Chair of the Greater Phoenix Economic Council, Immediate Post Chair and Board member of the Arizona Bankers Association, represents the southwestern U.S. region in the FDIC Community Bank Advisory Council and serves as secretary of the Phoenix Civic Improvement Corporation. He also currently serves as a trustee of the Catholic Community Foundation and the Phoenix Art Museum. From June 1991 to December 2000, Mr. Lundy served as Senior Vice President and Executive Vice President of National Bank of Arizona, and from December 2000 to June 2002, as Vice Chairman of National Bank of Arizona. Mr. Lundy oversaw National Bank of Arizona’s commercial banking function on a statewide basis, with direct responsibility for over $1 billion in commercial loan commitments, executive oversight of marketing and overall supervision of commercial banking and marketing throughout Arizona.

Robert R. McAuslan (age 65) has been the Chief Credit Officer and an Executive Vice President of the Company and Western Alliance Bank since February 2011 and December 2013, respectively. Prior to joining the Company, Mr. McAuslan was Senior Credit Executive for Western U.S. markets with Mutual of Omaha Bank from November 2008 through January 2011. Mr. McAuslan’s prior experience includes H.F. Ahmanson/Home Savings of America where he was Chief Credit Officer, and various credit and lending positions at Citibank/Citigroup and BBVA/Compass Bank. Mr. McAuslan graduated with a B.S. from Northeastern University and received an MBA from Wharton Graduate Division, University of Pennsylvania.

Patricia A. Taylor (age 52) has been the Chief Risk Officer and Executive Vice President of the Company and Western Alliance Bank since June 2010 and December 2013, respectively. She previously served as Senior Vice President and Compliance Officer for PacWest Bancorp from April 2004 to June 2010. From 1994 to 2004, Ms. Taylor worked as a Director of Internal Audit Outsourcing for KPMG LLP, where she was responsible for the ongoing management and supervision of outsourced internal audit engagement for multiple financial services clients. Ms. Taylor also spent 10 years as a national bank examiner with the Office of the Comptroller of the Currency, and has 30 years of financial services industry experience.

Randall S. Theisen (age 55) has served as General Counsel of the Company and Western Alliance Bank since February 2006, and has been an Executive Vice President and Secretary of the Company since February 2013 and August 2013, respectively. Prior to joining the Company, Mr. Theisen spent more than 20 years in private practice representing financial institutions in banking, corporate and financial services law, including serving as the head of the Financial Institutions Practice Group of a major Phoenix-based law firm. He was named a “Leading Lawyer 2006” and “Best of the Bar 2005” among banking attorneys by the Business Journal of Phoenix. Mr. Theisen received a B.A. from the University of Wisconsin-Madison and his J.D. with honors from the Sandra Day O’Connor School of Law at Arizona State University, where he served as writer and editor of the law review among other academic distinctions.

Merrill S. Wall (age 66) has been the Chief Administrative Officer and an Executive Vice President of the Company and Western Alliance Bank since February 2005 and December 2013, respectively. Mr. Wall has over 40 years of banking experience. He previously served as Executive Vice President and Director of Human Resources for Zions Bancorporation and its subsidiary, California Bank & Trust, from October 1998 to February 2005. From 1987 to 1998, Mr. Wall worked for H.F. Ahmanson/Home Savings of America as a senior executive managing both human resources and training corporate-wide. Mr. Wall also spent 17 years with First Interstate Bancorp in a variety of commercial, retail and administrative positions.

Compensation Discussion and Analysis

The objectives of the Company’s executive compensation programs are: (1) to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates; (2) to reflect the attainment of short- and long-term financial performance goals; (3) to enhance our ability to attract and retain qualified executive officers; and (4) to align to the greatest extent possible interests of management and stockholders. The compensation programs are designed to reward employees, especially our named executive officers, who consistently contribute to the ongoing success of the Company, and who identify and capitalize on opportunities as they arise, even under challenging circumstances.

Named Executive Officers for 2013

As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes:

•	Robert Sarver, the Chairman and Chief Executive Officer;

•	Dale Gibbons, the Executive Vice President and Chief Financial Officer;

•	Merrill Wall, the Executive Vice President and Chief Administrative Officer;

•	Gary Cady, the Executive Vice President of California Administration; and

•	James Lundy, the Executive Vice President of Arizona Administration.

2013 Advisory Vote on Executive Compensation

The Company provides stockholders with the ability to cast an annual advisory vote on the compensation of its executives. In 2013, 98% of voting stockholders voted in favor of the compensation of the named executive officers as disclosed in the proxy statement. The Company believes the strong stockholder support of its executive compensation will continue in 2014 based on the Company’s track record of delivering results that increase stockholder value. The Compensation Committee’s overarching philosophy is to be fair, reasonable and competitive, and the compensation decisions made in 2013 support that philosophy. The Compensation Committee did consider the results of the 2013 say-on-pay vote in determining 2014 compensation, and will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions.

Overview of 2013 Performance and Compensation

The Company’s performance in 2013 reflected the culmination of its efforts over the past several years to rebound from the recession, generate significant earnings and position itself for continued growth. The significant developments in 2013 include the following:

•	Strong Financial Performance

•	Record net income of $114.5 million, compared to $72.8 million in 2012 and $31.5 million in 2011.

•	Earnings per Share (“EPS”) of $1.31, compared to $0.83 in 2012 and $0.19 in 2011.

•	Stable Net Interest Margin of 4.39%, compared to 4.49% in 2012 and 4.37% in 2011.

•	Sustained Balance Sheet Growth

•	Total assets of $9.32 billion, up 22% year over year.

•	Total loans of $6.80 billion, up 19% year over year.

•	Total deposits of $7.84 billion, up 21% year over year.

•	Improved Asset Quality

•	Net Charge-Off Rate decreased from 0.99% to 0.16% year over year.

•	Non-Performing Assets decreased from 2.41% to 1.83% year over year.

•	Successful Acquisition of Centennial Bank

•	Continued Success in National Business Lines while Maintaining Organic Growth

•	Ongoing Dedication to Enterprise Risk Management

The Company did not make any significant changes to its executive compensation program in 2013. It continued the practices it adopted following its comprehensive executive compensation review in 2012, including linking a significant portion of total direct compensation to the Company’s performance. In 2013, the Company took the following actions:

•	Increased annual salaries for most executives by 4%, including Mr. Sarver;

•	Awarded 50% of long-term equity incentive in performance-based stock units and 50% in time-vesting restricted stock; and

•	Established weighting factors for the Company’s 2013 Annual Bonus Plan to place the greatest emphasis on earnings per share, a factor that contributes directly to stockholder value.

Compensation Philosophy and Guiding Principles

The Compensation Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the Company’s directors and executive officers. The Committee seeks to establish total compensation for members of the EMC that is fair, reasonable and competitive. The Company’s compensation program is designed to enable it to attract and retain high quality executive officers required to successfully manage and grow the Company. The Committee, the Board and management work together to ensure that compensation practices fairly reward executives for leading the Company through challenging times, achieving predetermined performance criteria and implementing sound risk management practices. The Committee also takes action to ensure compensation is appropriately limited, when necessary to serve the best interests of the Company or as required by regulatory constraints.

Elements of Executive Compensation

The elements of the Company’s compensation program for NEOs during 2013 consisted of:

•	Base Salary

•	Annual Bonus

•	Long-Term Equity: Performance-Based Stock Units and Restricted Stock Awards

•	Standard Benefits and Limited Perquisites

•	Change in Control Protections

In early 2013 and 2014, the Compensation Committee engaged the Consultant to provide a competitive analysis of the total direct compensation provided to the Company’s executives and summarize its findings. An explanation of the Consultant’s findings, and the factors used to determine each component of the named executive officers’ compensation is provided in the sections that follow.

Annual Base Salary

The Company views a competitive annual base salary as a crucial component to attract and retain executive talent. The Board of Directors determines the base salary for the CEO after reviewing the Compensation Committee’s analysis. The Compensation Committee determines the base salary for other members of the EMC (including the NEOs) after considering the Consultant’s analysis, recommendations from the CEO, and making its own assessments regarding individual performance, experience and other factors.

2013 Salary Determination:

In January 2013, the Compensation Committee reviewed the CEO’s 2012 performance and the Company’s year-end financial results. The Committee also reviewed the Company’s positive trends in EPS, credit quality, organic growth, and Total Stockholder Return (“TSR”). The Company was at or near the top of its Peer Group in the 1-year and 3-year TSR results, and the Committee expected the Company’s performance to continue to improve. The Compensation Committee also reviewed a Peer Group comparison of the Company’s Total Direct Compensation prepared by the Consultant.

After considering the foregoing information, the Compensation Committee determined that the CEO’s recommendation of a 4% base salary increase for members of the EMC was consistent with the Company’s overall compensation objectives, including establishing an appropriate relationship between executive pay and the annual and long-term performance of the Company and retaining qualified executive officers. For the same reasons, the Compensation Committee recommended a 4% base salary increase for the CEO, which was subsequently approved by the Board.

Accordingly, Mr. Sarver’s base salary increased to $780,000 in February 2013. The merit increase placed the CEO’s salary in the 67th percentile of the Peer Group. Mr. Gibbons’ base salary increased to $360,360, ranking in the 68th percentile of the Peer Group. Mr. Wall’s base salary increased to $345,355 and Mr. Cady’s base salary increased to $343,980, both ranking in the 70th percentile of the Peer Group. Mr. Lundy’s base salary also increased to $327,600, at the 68th percentile of the Peer Group.

2014 Salary Determination:

In January 2014, the Compensation Committee performed an analysis similar to the one in 2013. It reviewed the Company’s strong 2013 performance results, and noted that the Company has the highest 1-year and 3-year TSR of its Peer Group and is third in the 5-year TSR results. The Compensation Committee reviewed the Peer Group competitive update presented by the Consultant and considered the CEO’s recommendation to increase the base salary by approximately 4% for the majority members of the EMC, with higher increases for executives that have taken on additional responsibilities or added significant value to the organization over the past year.

After evaluating the information and in light of the Company’s achievement in 2013, the Compensation Committee recommended a 6.4% base salary increase for Mr. Sarver. The Board approved an annual salary of $830,000 for Mr. Sarver. The Compensation Committee also agreed with Mr. Sarver’s assessment of the CFO’s overall value to the Company and agreed with his recommendation to increase Mr. Gibbons’ base salary by 11% to $400,000. Following Mr. Vecchione’s departure in April 2013 Mr. Lundy took on multiple new responsibilities within the Company, and the Committee approved Mr. Sarver’s recommendation of a 14% increase in Mr. Lundy’s base salary, bringing it up to $375,000. Messrs. Cady and Wall were each awarded a merit increase of just over 4%, raising both of their annual salaries to $360,000. The salary increases placed each of the NEO’s base salaries in between the 50th to 75th percentile of the Company’s Peer Group for executives in comparable positions.

Annual Bonus Plan

The Western Alliance Bancorporation Annual Bonus Plan (“Annual Bonus Plan”) is designed to create a pay-for-performance environment and is intended to motivate and retain qualified employees by providing the potential for an annual cash or equity award based on the Company’s achievement of pre-determined performance criteria. The Annual Bonus Plan serves the Company’s compensation objective of rewarding executives for the attainment of short- and long-term financial performance goals. The 2013 Annual Bonus Plan for the Company, including performance targets, was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Annual Bonus Plan is designed to provide market competitive payouts for the achievement of threshold, target and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that management and the Committee deem relevant, including market conditions and an assessment of a level of growth that is both aggressive and achievable for each performance criterion.

2013 Annual Bonus Determination:

The 2013 Annual Bonus Plan reflected the Company’s focus on creating stockholder value. The following criteria and weighting factors applied to the annual bonus for NEOs in 2013:

• Earnings Per Share	50%
• Organic Deposit Growth	10%
• Organic Loan Growth	10%
• Credit Quality	20%
• Quality Control	10%

The Company’s 2013 target goals and actual performance for each bonus component is provided below. The goals were above industry averages, and actual performance was at the top of the Peer Group.

Weight	Factor	Target	Actual	Weighted Percent
50%	Earnings per Share	$0.90	$1.31	75.0%
10%	Organic Deposit Growth	10%	21.0%	15.0%
10%	Organic Loan Growth	10%	14.3%	14.3%
10%	Credit Quality – NPAs	<2.15%	1.83%	15.0%
10%	Credit Quality – Net Charge Offs	<0.55%	0.16%	15.0%
10%	Quality Control (1)	2/Satisfactory	Pass	10%
		Total % of Target Bonus Available		144.3%

(1)	Quality Control refers to the Company’s performance as reflected in regulatory examinations and internal audits.

Annual incentive compensation under the Annual Bonus Plan is expressed as a percentage of annual cash salary, and bonus targets, achievements and payouts are included as shown in the following table.

Name	Target (% of Actual Salary)	2013 Bonus Earned ($)	2013 Bonus Paid ($)	2013 Bonus Paid (as % of Target)
Sarver	100%	1,120,545	1,120,545	144%
Gibbons	50%	258,846	258,846	144%
Wall	50%	248,068	248,068	144%
Cady	50%	247,080	247,080	144%
Lundy	50%	235,314	235,314	144%

2014 Annual Bonus Determination:

At the recommendation of the CEO and senior management, and after reviewing the performance levels required for payout, the Compensation Committee approved the 2014 Annual Bonus Plan with the same criteria and weighting factors applicable in 2013. The 2014 Annual Bonus Plan, including performance targets, is filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Long-Term Equity Incentive Compensation

The Company considers long-term equity incentive compensation (“LTI”) critical to the alignment of executive compensation with stockholder value creation and an integral part of the Company’s overall executive compensation objectives. The Compensation Committee approves annual equity grants at its January meeting, except with respect to the CEO, whose annual grant is approved by the Board of Directors at its January meeting. The grant date for the annual equity grant is set during the week after the Company issues its earnings release for the prior fiscal year.

2013 LTI Determination:

The Compensation Committee continued to grant performance based stock unit awards (“PSUs”) for Company executives in 2013. With input from Messrs. Sarver and Gibbons and the Consultant, the Committee approved the following EPS targets for the PSUs covering the 2013-2015 performance period:

•	0% vesting for below $2.55;

•	50% vesting for $2.55;

•	100% vesting for $3.00; and

•	200% vesting for $3.30 or above.

The vesting percentage for EPS values falling between $2.55 and $3.30 will be determined by linear interpolation. The Compensation Committee, in consultation with the CEO, determined that using EPS as the performance goal continued to be appropriate because it is the best measure of the Company’s success and ability to deliver value to shareholders. Reaching long-term EPS goals is critical to the Company’s business strategy, and the EPS targets are designed to deliver performance better than the Peer Group.

Each NEO is awarded a target number of PSUs; however, the actual number of shares of common stock received will depend on the Company’s 3-year cumulative EPS over the performance period. The PSUs will be forfeited, and the accounting expense reversed, if the established threshold performance goals are not achieved or in event of termination of employment that is not in connection with a Change in Control (as defined in the 2005 Stock Incentive Plan).

The CEO recommended the 2013 LTI grants for the NEOs be the same amount of shares as their 2012 LTI grants in order to reward executives for the Company’s success and to continue to link each executive’s compensation opportunity to the Company’s long-term growth. The Compensation Committee considered the CEO’s recommendation, and agreed that a strong equity grant is one of the best ways to retain executives who have contributed to the Company’s strong rebound from the economic downturn. Each of the NEOs received a combination of time-vesting restricted stock, vesting in equal parts on the second and third anniversary of the grant date (“RSAs”), and PSUs based on the same three-year cumulative EPS measures provided above, and in amounts commensurate with their position and responsibilities within the Company. At the recommendation of the Compensation Committee, in 2013 the Board granted Mr. Sarver 60,000 RSAs and 60,000 PSUs; Mr. Gibbons received 15,000 RSAs and 15,000 PSUs; and Messrs. Wall, Cady and Lundy each received 10,000 RSAs and 10,000 PSUs.

2014 LTI Determination:

The Compensation Committee continues to believe that performance based shares establish a meaningful connection between executive’s individual interests and the long term success of the Company, and once again required that 50% of the NEOs’ LTI be performance based stock units in 2014. After considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Mr. Sarver, the Committee approved the following cumulative EPS targets for the PSUs covering the 2014-2016 performance period:

•	0% vesting for below $3.99;

•	50% vesting for $3.99;

•	100% vesting for $4.57; and

•	200% vesting for $5.10 or above.

The vesting percentage for EPS values falling between $3.99 and $5.10 will be determined by linear interpolation, and, other than the EPS targets, the 2014 PSUs have the same terms as the 2013 performance shares.

Based on the Compensation Committee’s recommendation, in 2014, the Board granted Mr. Sarver 40,000 RSAs, and 40,000 PSUs. The remaining NEOs also received a combination of RSAs and PSUs based on the same three-year cumulative EPS measures provided above, and in amounts commensurate with their position and responsibilities within the Company. Mr. Gibbons received 10,000 RSAs and 10,000 PSUs; Messrs. Wall and Cady each received 6,700 RSAs and 6,700 PSUs; and Mr. Lundy received 8,000 RSAs and 8,000 PSUs. Similar to previous years, all RSAs vest in equal parts on the second and third anniversary of the grant date.

Executive Officer Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines in 2010, requiring the Company’s executive officers to own between 50,000 and 400,000 shares of the Company’s common stock, depending on their position and compensation level. Mr. Sarver is required to own no less than 400,000 shares. Messrs. Gibbons, Wall, Cady and Lundy are each required to own no less than 75,000 shares. Each NEO is in full compliance with these requirements.

The Company’s Insider Trading Policy and Stock Ownership Guidelines prohibit all executive officers from engaging in any hedging involving Company securities. In addition, the Stock Ownership Guidelines restricts the pledging of Company securities by all directors and executive officers (as defined by Section 16 of the Exchange Act). Additional details can be found in the discussion of Non-Employee Director Stock Ownership Guidelines on page 13.

Benefits and Perquisites

With limited exceptions, the Company offers executives the same basic benefit plans that are available to all full time employees (e.g., participation in our 401(k) Plan and group insurance plans for medical, dental, vision care and prescription drug coverage; basic life insurance; long term disability coverage; holidays; vacation, etc.), plus voluntary benefits that an executive may select and pay for (e.g., supplemental life insurance). The overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.

The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of the leveraged compensation approach described above. In 2013, the Compensation Committee did approve a one-time payment of $300,000 to Mr. Gibbons related to his move to Phoenix from Las Vegas in 2009 in order to partially offset direct housing disposition costs of his home in Las Vegas, including a loss on the value of the home. Overall perquisites for NEOs continue to be minimal and limited to business-related functions and responsibilities. Please see footnote 3 to the Summary Compensation Table below for more information regarding perquisites offered to our NEOs.

Non-Qualified Deferred Compensation Plan

NEOs may voluntarily defer cash compensation as part of the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (“Restoration Plan”). The Restoration Plan was adopted in order to allow the EMC members to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) Plan. We believe the Restoration Plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2012, see the Deferred Compensation Plan table and accompanying narrative below.

Change in Control Protections

In 2012, the Board adopted the Western Alliance Bancorporation Change in Control Severance Plan (“CIC Plan”) for EMC members. The CIC Plan provides for the payment of severance benefits upon a “double trigger” event. The double trigger means that cash payments occur only after the completion of a change in control and a qualifying separation from service, which includes either an involuntary termination or a voluntary resignation with good reason. Following a double trigger event, benefits are payable in a lump sum cash payment equal to two times the sum of the executive’s base salary and target annual bonus amount. Executives are also entitled to: (1) accrued benefits through the date of separation from service; (2) any earned but unpaid annual bonus from the prior year and a pro rata amount of the annual bonus for the year in which the separation from service occurs; and (3) continued Company subsidy for group health benefits for a period of up to 24 months following the executive’s separation from service. Receipt of these benefits is conditioned upon the executive signing a release of any claims against the Company. The CIC Plan does not provide a gross-up for excise or other taxes. Additional details can be found under the “Payments and Benefits upon Termination or Change in Control” section.

Benchmarking of Compensation

The Compensation Committee engaged the Consultant to prepare a competitive analysis of compensation for the Company’s top executive positions in 2013. The purpose of the competitive analysis was to help the Compensation Committee maintain executive compensation strategies that are competitive and to ensure that compensation is adequate to retain and motivate key executives.

The 2013 Peer Group included 16 banking organizations the Company used, in consultation with the Consultant, to analyze the NEOs’ compensation as compared to market practices. This group of banking companies was compiled by considering all banks with total assets within a range of approximately 0.7x to 2.0x the Company’s total assets, and with a commercial banking focus. For compensation purposes, the Committee uses a subset of the larger group of companies that the Company uses for purposes of comparing financial and stock performance.

The Company believed the Peer Group to be representative of those companies that are regional leaders in their markets and with which the Company competes for executive talent. The members of the Peer Group used in 2013 were:

• BancFirst Corp
• BankUnited, Inc.	• PacWest Bancorp
• Boston Private Financial Holdings, Inc.	• Prosperity Bancshares, Inc.
• Cathay General Bancorp	• Texas Capital Bancshares, Inc.
• CVB Financial Corp.	• Trustmark Corporation
• First Financial Bancorp	• UMB Financial Corp.
• IBERIABANK Corporation	• Umpqua Holdings Corp.
• Investors Bancorp Inc.	• WestAmerica Bancorporation

The Compensation Committee believes that its executive officers should receive total compensation that is competitive with comparable employers in the financial services industry and closely aligned with both the Company’s short-term and long-term performance, while at the same time complying with applicable regulatory requirements. Since the Company competes nationally for executive talent, the Compensation Committee believes it is appropriate to generally target total direct compensation between the 50th to 75th percentile of the Peer Group. However, actual total direct compensation for executives may vary as necessary based on recommendations of the CEO, direction from the Board, performance of the Company or any subsidiary or division, individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, and similar considerations.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013, regarding outstanding options and shares reserved for issuance under the Company’s 2005 Stock Incentive Plan (its only plan).

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,000,908	15.49	2,123,561
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,000,908	15.49	2,123,561

Tax Considerations

Section 162(m) of the Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s CEO and the three next highest compensated officers other than the CFO. Certain compensation is specifically exempt from the deduction limit to the extent that it exceeds $1 million during any fiscal year and is “performance-based,” as defined in Section 162(m). The Compensation Committee believes that it is generally in the Company’s interest to structure compensation to fall within the Section 162(m) deductibility limits. The Compensation Committee also believes, however, that it must maintain the flexibility to take actions that it deems to be in the best interests of the Company, but which may not qualify for tax deductibility under Section 162(m). The Compensation Committee considered the impact of the caps on the deductibility of compensation imposed by Section 162(m) in its design of executive compensation programs.

Furthermore, the Compensation Committee considered other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FASB ASC Topic 718, as well as the overall income tax rules applicable to various forms of compensation. While the Company attempted to compensate executives in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately reward executives for the achievement of short- and long-term performance goals.

Evaluation of Company Compensation Plans and Risk

The Compensation Committee engages in a comprehensive review of the Company’s employee incentive plans no less often than annually. In April 2013, the Compensation Committee met with the Company’s CFO and senior risk officers to discuss, evaluate and review all of the Company’s employee compensation plans. The Compensation Committee and senior risk officers identified potential risks posed to the Company and risk mitigating factors within the plans. Based on input regarding long-term and short-term risks to the Company, the Committee ensured the plans include guiding principles, limitations on eligibility, clawbacks and other features, as necessary, to focus employees on long-term value creation rather than short-term results. Based on its most recent review of the compensation plans, an evaluation of the amount of payments made and the number of employees eligible for each plan, and discussions with the Company’s senior risk officers regarding the potential risks and how those risks are limited for each plan, the Compensation Committee determined that none of the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC, and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee

Donald D. Snyder (Chairman)

Marianne Boyd Johnson

Dr. James E. Nave

Todd Marshall

Compensation Tables

Summary Compensation Table

The following table provides information concerning the compensation of the NEOs in each of the past three fiscal years in which each was an NEO. The column entitled “salary” discloses the amount of base salary paid to each NEO during the year, including amounts paid by the Company’s subsidiaries. The column entitled “Stock Awards” discloses the fair value of an award of stock measured in dollars and calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the 2013 Western Alliance Bancorporation Annual Bonus Plan.

Name and Principal Position	Year	Salary($)	Stock Awards($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert Sarver Chairman and Chief Executive Officer	2013 2012 2011	776,538 738,462 1,070,808	1,470,000 1,098,880 549,338	1,120,545 945,000 188,500	61,025 57,288 26,714	3,428,108 2,839,630 1,835,360
Dale Gibbons Executive Vice President and Chief Financial Officer	2013 2012 2011	358,761 344,596 460,450	367,500 242,400 177,464	258,845 218,295 47,770	338,586 25,350 14,861	1,323,692 830,641 700,545
Merrill Wall Executive Vice President and Chief Administrative Officer	2013 2012 2011	343,822 330,598 319,300	245,000 161,600 145,400	248,068 209,205 184,875	47,133 36,839 209,999	884,023 738,242 859,574
Gerald Cady Executive Vice President, California Administration	2013 2012 2011	342,453 328,933 424,410	245,000 161,600 165,433	247,080 208,373 45,596	46,814 32,295 32,232	881,347 731,201 667,671
James Lundy (4) Executive Vice President, Arizona Administration	2013	326,146	245,000	235,314	48,790	855,250

(1)	Stock awards in 2013 and 2012 consist of restricted stock and performance based stock units, and restricted stock in 2011. The amounts represent the grant date fair value of the stock awards issued during the applicable fiscal year. With respect to the 2013 and 2012 performance-based stock units, the amounts disclosed represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 at the target level of payout. The value of the 2013 and 2012 performance based stock unit awards based on maximum performance as of the grant date was: Mr. Sarver – $1,470,000 and $968,800; Mr. Gibbons—$367,500 and $242,400; Mr. Wall—$245,000 and $161,600; Mr. Cady—$245,000 and $161,600; and Mr. Lundy (2013 only)—$245,000. The Grants of Plan Based Awards During 2013 table, Outstanding Equity Awards at Fiscal Year End and the Option Exercises and Stock Vested in 2013 tables include additional information with respect to all awards outstanding as of December 31, 2013.

Each participant who received a performance-based stock unit award was awarded a specific number of target units that will be earned by the participant at the end of a three-year performance period based on the Company’s cumulative EPS. Please refer to the “Long-Term Incentive Compensation” section of the CD&A in this Proxy Statement for more details regarding this equity program.

(2)	The Non-Equity Incentive Plan Compensation was fully payable as of December 31, 2013, and may not be deferred at the election of the NEO.

(3)	Components of the All Other Compensation column include premiums paid by the Company in 2013 with respect to life, disability, medical, dental and vision insurance for the benefit of the NEOs, and matching contributions made by the Company in 2013 to the NEOs’ health savings accounts, 401(k) Plan and/or the Restoration Plan, and perquisites.

Name	Insurance Premiums ($)	Registrant Contributions to 401(k) and Restoration Plans ($)(a)	Car Allowance ($)	Country Club Membership ($)	Relocation Expense ($)	Family Travel Expense ($)	Total ($)
Sarver	11,409	29,215	12,000	0	0	8,401	61,025
Gibbons	4,836	13,462	12,000	0	300,000	8,288	338,586
Wall	11,994	14,377	12,000	0	0	8,762	47,133
Cady	11,994	12,675	0	12,960	0	9,185	46,814
Lundy	8,682	15,738	12,000	12,370	0	0	48,790

(a)	Pursuant to our 401(k) Plan, the Company matches 50% of the executive’s first 6% of compensation contributed to the plan. Each executive is fully vested in his contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death. For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below. In 2013, the Company also contributed up to $1,000 to an employee’s health savings account to encourage participation in the Company’s high-deductible health care plan.

(4)	Mr. Lundy was not an NEO before 2013.

Pension Benefits for 2013

We do not offer any pension benefits for any of our employees.

Grants of Plan-Based Awards During 2013

The following table contains information about estimated payouts under non-equity incentive plans and long-term equity incentive awards made to each NEO during 2013. No stock options were granted to NEOs in 2013.

•	“ABP” is the annual incentive cash award payable pursuant to our 2013 Annual Bonus Plan.

•	“PSUs” are performance based stock unit awards subject to performance-based vesting.

•	“RSAs” are restricted stock awards subject to time-based vesting.

For a more complete understanding of the table, please read the related narrative.

								All	All Other
								Other	Option
								Stock	Awards:
								Awards:	Number
								Number	of	Exercise
								of	Securities	or Base	Grant
		Estimated Possible Payouts			Estimated Future Payouts			Shares	Under-	Price of	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive			of Stock	lying	Option	Value of
	Grant	Plan Awards($)			Plan Awards (#)			or Units	Options	Awards	Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	($/Sh)	($)
Robert Sarver
ABP		0	776,539	1,125,982
PSU	1/29/13				0	60,000	120,000				1,470,000
RSA	1/29/13							60,000			735,000
Dale Gibbons
ABP		0	179,381	260,102
PSU	1/29/13				0	15,000	30,000				367,500
RSA	1/29/13							15,000			183,750
Merrill Wall
ABP		0	171,911	249,270
PSU	1/29/13				0	10,000	20,000				245,000
RSA	1/29/13							10,000			122,500
Gary Cady
ABP		0	171,227	248,279
PSU	1/29/13				0	10,000	20,000				245,000
RSA	1/29/13							10,000			122,500
James Lundy
ABP		0	163,073	236,456
PSU	1/29/13				0	10,000	20,000				245,000
RSA	1/29/13							10,000			122,500

Non-Equity Incentive Plan Awards (Columns 3-5) The amounts reported in these columns reflect threshold, target and maximum award amounts for fiscal year 2013 pursuant to the 2013 Western Alliance Bancorporation Annual Bonus Plan, which is a performance-based compensation plan adopted pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan. The actual amounts earned by each NEO pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

Equity Incentive Plan Awards (Columns 6-8) The amounts reported in these columns reflect threshold, target and maximum award amounts for the 2013-2015 performance cycle pursuant to the PSUs issued as part of our 2013 annual equity awards. The actual amounts, if any, earned by each NEO pursuant to such awards are determined by the Compensation Committee at the end of the three-year performance cycle and are based on the Company’s cumulative EPS during the performance period. Threshold, target and maximum award amounts are payable upon achievement on a cumulative EPS of $2.55, $3.00 and $3.00, respectively. For more information regarding performance unit awards, please refer to the Long-Term Incentive Compensation section of the CD&A.

Stock Awards and Option Awards (Columns 9-11) The amounts reported in the 9th column reflect the number of shares underlying restricted stock awards that were granted as part of our 2013 annual equity awards and which vest 50% on the second and third anniversaries of the grant date. No options were granted in 2013.

Grant Date Fair Value (Column 12) In the case of PSUs issued as part of our 2013 annual equity awards, the grant date fair value is based on the maximum number of shares, which the Company currently estimates as a probable outcome of the market-based performance conditions. Depending on whether or to what extent the respective performance conditions are met, the number of shares for which the performance units are settled may range from zero to 200%.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding stock option awards and unvested RSAs and PSUs held by each named executive officer as of December 31, 2013. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. We computed the market value of stock awards by multiplying the closing market price of our stock at December 31, 2013 ($23.86), by the number of shares of unvested stock.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Sarver	65,000 50,000 60,000 100,000	0 0 0 0	12.00 34.80 15.90 7.61	10/27/14 1/23/14 1/23/15 1/30/16	199,456	4,759,020	120,000 120,000	2,863,200 2,863,200
Dale Gibbons	19,000 20,000 24,000 30,000	0 0 0 0	16.50 34.80 15.90 7.61	1/25/15 1/23/14 1/23/15 1/30/16	50,559	1,206,338	30,000 30,000	715,800 715,800
Merrill Wall	12,500 15,000 20,000	0 0 0	34.80 15.90 7.61	1/23/14 1/23/15 1/30/16	30,000	714,900	20,000 20,000	477,200 477,200
Gary Cady	6,500 12,500 15,000 20,000	0 0 0 0	16.50 34.80 15.90 7.61	1/25/15 1/23/14 1/23/15 1/30/16	39,297	937,626	20,000 20,000	477,200 477,200
James Lundy	7,500 12,500 15,000 20,000	0 0 0 0	16.50 34.80 15.90 7.61	1/25/15 1/23/14 1/23/15 1/30/16	30,000	714,900	20,000 20,000	477,200 477,200

(1)	The options shown with an expiration date of January 23, 2014, January 23, 2015, and January 30, 2016 were granted on January 23, 2007, January 23, 2008, and January 30, 2009, respectively, and have seven-year terms, vesting in equal 25% increments on the first, second, third and fourth anniversaries of the applicable grant date. The options shown with an expiration date of January 25, 2015 have a ten-year term and vested in equal 20% increments on the first, second, third, fourth and fifth anniversaries of the grant date.
(2)	Based on performance through the end of 2013, amounts shown represent the Company achieving maximum performance goals for the PSUs granted on January 24, 2012 and January 29, 2013, based on performance for the 2012-2014 performance period and 2013-2015 performance periods, respectively.

Options Exercised and Stock Vested in 2013

The following table provides information concerning exercises of stock options and the vesting of restricted stock during 2013 for each of the NEOs on an aggregate basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options (i.e., the market price on the exercise date, less the exercise price); the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock awards that vested in 2013, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert Sarver	0	N/A	54,837	760,395
Dale Gibbons	45,000	339,150	11,645	169,537
Merrill Wall	75,000	382,500	23,000	284,280
Gary Cady	30,000	205,747	23,915	317,067
James Lundy	0	N/A	23,000	284,280

Nonqualified Deferred Compensation in 2013

The Company sponsors the Restoration Plan, a non-qualified deferred compensation plan available only to members of the EMC. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of their base salary and bonus compensation payable under the Annual Bonus Plan, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of 50% of the deferred amount up to 3% of all compensation as offset by the amount of matching contributions made on the participant’s behalf under the 401(k) Plan.

The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2013” indicates the aggregate amount contributed to such plans by each NEO during 2013. In 2013, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

Name	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)(2)	Aggregate Earnings in 2013 ($)	Aggregate Balance at 12/31/13 ($)
Robert Sarver	43,131	21,565	9,013	400,323
Dale Gibbons	11,623	5,812	1,577	76,752
Merrill Wall	13,464	6,727	1,141	60,015
Gary Cady	10,050	5,025	276	22,734
James Lundy	17,388	8,694	1,993	94,533

(1)	Amounts in this column are included in the Summary Compensation Table in the Salary column.
(2)	Amounts in this column are included in the Summary Compensation Table, in the All Other Compensation column, and as a portion of the Registrant Contributions column in footnote (3) to that table.

Potential Payments upon Termination or Change in Control

Termination Outside of a Change in Control

The Company does not currently have employment, severance or similar agreements or arrangements with any of its NEOs. The applicable award agreements under our 2005 Stock Incentive Plan provide that unvested stock options and RSAs are forfeited immediately upon termination of service for any reason. The stock option award agreements further provide that, if a recipient dies or his or her employment is terminated due to disability, all vested options must be exercised within 12 months after the date of death or termination. The award agreements further provide that if a recipient’s employment is terminated for any other reason (except termination for cause), he or she has 90 days from the date of termination to exercise all vested stock options. The PSU award agreements provide that stock units vest on a pro rata basis in the event of the death, termination due to disability, or qualified retirement of an executive prior to the vesting date of the award. On the applicable vesting date, the number of vested stock units is determined based on the number of days during the performance period that the executive was in service to the Company prior to such death, termination due to disability or qualified retirement.

Potential Payments upon Termination in the Event of a Change in Control

For all NEOs, change in control severance benefits are payable pursuant to the CIC Plan. Under the CIC Plan, benefits are payable to eligible executives, including named executive officers, only if the plan’s double trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive’s employment must be terminated without cause or the executive must terminate his employment for good reason during the 24 month period following a Change in Control.

A Change in Control is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of all or substantially all of the assets of the Company to another person or entity; or

•	any transaction, including a merger or reorganization, in which the Company is the surviving entity, which results in any person or entity other than persons who are stockholders or affiliates immediately prior to the transaction owning 50% or more of the combined voting power of all classes of stock of the Company.

Severance benefits under the CIC Plan consist of:

•	a single lump sum cash severance payment in an amount equal to the sum of (i) two times the executive’s base salary, and (ii) two times the executive’s target incentive bonus amount;

•	payment of any annual bonus that the executive earned in the prior year, but which was unpaid as of the executive’s separation from service;

•	payment of a pro rata amount of the executive’s target incentive bonus amount for the year in which the executive’s separation from service occurs, based on the number of days elapsed in the year; and

•	payment of the Company’s portion of the cost of continuing coverage under the Company’s group health benefit plan for the executive and the executive’s family for a period of up to 24 months.

The payment of benefits under the CIC Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the non-competition, non-solicitation and confidentiality covenants by and between the executive and the Company, pursuant to which the executive agreed not to disclose confidential Company information at any time and not to compete with the Company nor solicit our employees or customers for a period of one year following termination of employment. The Company may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provision or violates the release of claims. Payments may be delayed until six months after termination of employment if necessary to comply with Internal Revenue Code Section 409A.

Upon a termination of employment for cause, executives, including NEOs, are not eligible for severance benefits under our CIC Plan, with the exception of accrued benefits. For the purposes of the CIC Plan, “cause” means the executive’s (a) willful and continued failure to perform his material duties with the Company, or the commission of any activity constituting a violation or breach under any federal, state or local law or regulation applicable to the Company, (b) fraud, breach of fiduciary duty, dishonesty, misappropriation or other action that causes damage to the property or business of the Company, (c) repeated absences from work such that he executive is unable to perform his duties in all material respects, (d) admission or conviction of, or plea of nolo contendere to, any felony or other crime that adversely affect the Company’s reputation or the executive’s ability to carry out the obligations of his employment, (e) loss of any licenses or registration that is necessary for he executive to perform his duties, (f) failure to cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding or (g) act or omission in violation or disregard of the Company’s policies.

The 2005 Stock Incentive Plan provides for the treatment of outstanding options and shares of restricted stock upon the occurrence of a Change in Control. In the event of a Change in Control, unless the successor entity or a parent or subsidiary thereof has agreed in writing to assume or continue the Company’s outstanding stock options and restricted stock awards or to substitute new awards to replace such outstanding awards of the Company, then the outstanding stock options and unvested restricted stock awards will vest in full, and the Board of Directors may elect, in its sole discretion, either to provide that all stock options will be exercisable for a period of 15 days prior to, and contingent upon, the consummation of the Corporate Transaction or to cancel any outstanding options and restricted stock and pay, or cause to be paid, to the holder an amount in cash or securities having a value:

•	in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of the Company’s common stock in connection with the Corporate Transaction, or

•	in the case of options, equal to the product of the number of shares of common stock subject to the option multiplied by the amount, if any, by which the formula or fixed price per share paid to holders pursuant to the Corporate Transaction exceeds the exercise price of the option.

For performance shares, the stock unit agreements provide for the treatment of outstanding performance based stock unit grants in the event of a Change in Control. In such an event, the vesting of the 2012, 2013 and 2014 performance shares shall be determined as follows:

•	The Company shall determine and the Compensation Committee shall certify an EPS value equal to three (3) multiplied by the average of the Company’s actual annualized EPS for the completed portion of the performance period. The vesting percentage determined by such EPS value shall be multiplied by the target number of stock units to determine the number of stock units, if any, which shall be deemed vested stock units as of the day immediately preceding the consummation of the Change in Control.

•	In the event the Company’s projected annualized EPS for the remainder of the performance Period is higher or lower than the Company’s actual annualized EPS for the completed portion of the performance period, the Compensation Committee may, in its discretion, adjust the EPS value to account for the Company’s projected performance.

In addition, pursuant to indemnification agreements entered into by the Company with certain of its directors and executive officers, in the event of a change of control of the Company, an independent party will be appointed to determine the rights and obligations of the indemnitee and the Company with regard to a particular proceeding, and the Company has agreed to pay the reasonable fees for such party. If there is a potential change in control, the agreement provides that, upon the request of an indemnitee, the Company will establish and fund a trust for payment of reasonably anticipated expenses, and that the trust cannot be revoked upon a change of control without the indemnitee’s consent. For more information regarding the indemnification agreements, see “Employment, Noncompetition and Indemnification Agreements” below.

Under the Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested): (1) upon a change in control of the Company, or (2) on the date the executive reaches age 65, the date of his disability, or the date he dies, if the executive is employed by the Company on any such date.

Assuming a change in control or other vesting event occurred on December 31, 2013, the vesting benefit pursuant to the Restoration Plan to each NEO would have been $400,323 for Mr. Sarver, $76,752 for Mr. Gibbons, $60,014 for Mr. Wall, $22,734 for Mr. Cady, and $94,533 for Mr. Lundy.

The table below reflects the amount of compensation that would have become payable to each of our NEOs under existing plans if the NEO’s employment had been involuntarily terminated or the named executive officer resigned for good reason immediately following a Change in Control on December 31, 2013. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a Change in Control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicted in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Cash Severance ($)	Bonus($)	Option Awards ($)	Stock Awards($)	Welfare & Other Benefits ($)	Total ($)
Robert Sarver	3,120,000	1,120,545	2,872,900	4,759,020	19,938	11,892,403
Dale Gibbons	1,081,080	258,845	818,380	1,206,338	7,210	3,371,853
Merrill Wall	1,036,065	248,068	444,400	714,900	19,938	2,463,371
Gary Cady	1,031,940	247,080	492,240	937,626	19,938	2,728,824
James Lundy	982,800	235,314	499,600	714,900	13,314	2,445,928

Cash Severance (Column 2) The cash severance amount upon a change in control termination represents a lump sum payment equal to the sum of (i) two times the executive’s base salary as of December 31, 2013, and (ii) two times the executive’s the target incentive bonus amount under the 2013 Annual Bonus Plan.

Bonus (Column 3) The bonus amount represents the pro-rata payment of the annual bonus based on the number of days that the NEO was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2013 fiscal year, the amounts reported in this column represent the full annual bonus award payable to each NEO for 2013.

Option Awards (Column 4) For each share subject to an option whose vesting would be accelerated by a December 31, 2013 Change in Control, the value of stock options is determined by the excess of our common stock’s closing market price per share of $23.86 on December 31, 2013 and the option’s exercise price per share. The values set forth in this column reflect the fact that not all of the NEOs’ unvested stock options were “in the money” as of December 31, 2013.

Stock Awards (Column 5) The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted stock and performance share awards held by the named executive officer as of December 31, 2013. Amounts attributable to performance shares are based on the assumption for the 2012 performance share awards would have vested based on achievement of maximum performance. The value of each share of restricted stock and performance shares subject to accelerated vesting is equal to our common stock’s closing market price per share of $23.86 on December 31, 2013.

Welfare & Other Benefits (Column 6) The welfare benefits amount represents the employer portion of the premium paid on behalf of the NEO for continued coverage under the Company’s medical, dental and vision plans during the applicable severance period. Amounts are based on premiums paid on the executive’s behalf in 2013.

Employment, Noncompetition and Indemnification Agreements

Employment Agreements

The Company has not entered into employment agreements with any of its NEOs.

Noncompetition Agreements

On July 31, 2002, the Company entered into a Noncompetition Agreement with Mr. Sarver. The agreement is enforceable while Mr. Sarver is employed by the Company as a senior executive or is a member of its Board of Directors and for two years following the conclusion of such service. The agreement provides that, other than with the Company, Mr. Sarver will refrain from (a) engaging in the business of banking, either directly or indirectly, or from having an interest in the business of banking, in any state in which the Company engages in the business of banking; (b) soliciting any person then employed by the Company for employment with another entity engaged in the business of banking; or (c) diverting or attempting to divert from the Company any business of any kind in which the Company is engaged. The agreement does not prohibit passive ownership in a company engaged in banking that is listed or traded on the NYSE, American Stock Exchange or NASDAQ, so long as such ownership does not exceed 5%. In the event of a breach or threatened breach, the Company is entitled to obtain injunctive relief against the breaching party in addition to any other relief (including money damages) available to the Company under applicable law.

In consideration for the Company making certain executive officers, including the NEOs and the members of the EMC, eligible for the severance benefits provided pursuant to the Company’s CIC Plan, each executive is subject to the terms of certain non-competition, non-solicitation and confidentiality covenants by and between the executive and the Company, pursuant to which the executive agreed not to disclose confidential Company information at any time and not to compete with the Company nor solicit our employees or customers for a period of one year following termination of employment.

Indemnification Agreements

At the time of its initial public offering in 2005, the Company entered into indemnification agreements with Messrs. Boyd, Lundy, Sarver, Snyder, and Froeschle, Drs. Nagy and Nave and Ms. Johnson (“indemnitees”). These agreements provide contractual assurance of the indemnification authorized and provided for by the Company’s Articles of Incorporation and Bylaws and the manner of such indemnification, regardless of whether the Company’s articles or bylaws are amended or revoked, or whether the composition of the Board of Directors is changed or the Company is acquired. However, such limitation on liability would not apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding against a director. The Company’s bylaws include provisions for indemnification of its directors and officers to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such laws and is unenforceable.

Each agreement provides for the payment, in whole or in part, of expenses, judgments, fines, penalties, or amounts paid in settlement related to a proceeding implicating an indemnitee if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to criminal proceedings, the person must have had no reason to believe the relevant conduct was unlawful in order to obtain indemnification. Each agreement also provides for instances in which the Company will advance funds to the indemnitee and a related mechanism by which the Company may be reimbursed for such advances if it is ultimately found not obligated to indemnify the indemnitee in whole or in part. Further, the Company has agreed to pay for all expenses incurred by an indemnitee in his or her attempt to enforce the indemnification terms of his or her agreement, any other agreement or law, the Company’s bylaws or its articles of incorporation. The Company has also agreed to pay for all expenses incurred by an indemnitee in his or her attempt to seek recovery under any officers’ or directors’ liability insurance policies, without regard to the indemnitee’s ultimate entitlement to any such benefits.

Each agreement to indemnify is subject to a number of qualifications. For example, it does not apply to any proceeding instituted by a bank regulatory agency that results in an order assessing civil monetary penalties or requiring payments to the Company or instituted by an indemnitee against the Company or its directors or officers without the Company’s consent. Further, the Company’s obligations are relieved should it be determined by a judge or other reviewing party that applicable law would not permit indemnification. The Company is entitled to assert that the indemnitee has not met the standards of conduct that make it permissible under the Nevada General Corporation Law for the Company to indemnify its directors and officers.

In the event of a change of control of the Company, each agreement provides for the appointing of an independent party to determine the rights and obligations of an indemnitee and the Company with regard to a particular proceeding, and the Company has agreed to pay the reasonable fees for such party. If there is a potential change in control, the agreement provides that, upon the request of an indemnitee, the Company will establish and fund a trust for payment of reasonably anticipated expenses, and that the trust cannot be revoked upon a change of control without the indemnitee’s consent.

Certain Transactions with Related Persons

The Company and its banking subsidiaries have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and its subsidiaries (and their associates), including corporations, partnerships and other organizations in which such persons have an interest. See “Compensation Committee Interlocks and Insider Participation” on page 20 for more information on these banking transactions.

Other than such banking transactions, there has been one related person transaction since the beginning of fiscal 2013: the Company’s bank subsidiary purchased season tickets for the Phoenix Suns’ 2014-2015 season for a total amount of $334,565. Mr. Sarver is the managing partner of the entity which owns the Phoenix Suns NBA basketball team, and Mr. Hilton is a limited partner in the Phoenix Suns ownership group. The tickets are used for business development purposes.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this proxy statement, there were no transactions during our fiscal year ended December 31, 2013 and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Certain Business Relationships

Mr. Sarver is one of three general partners in a limited partnership that holds certain commercial real estate in which Messrs. Hilton and Marshall are limited partners. This partnership is not related in any way to the Company’s operating or financial performance or the value of the Company’s shares. None of the directors, other than Mr. Sarver, is a managing or general partner in the limited partnership, nor do they have any other policy making role. Mr. Sarver also is the managing partner of the entity which owns the Phoenix Suns NBA basketball team. Mr. Hilton is a limited partner in the Phoenix Suns ownership group.

Mr. Sarver also serves as a director of Meritage Homes Corporation. Mr. Hilton is the Chairman and CEO of Meritage.

Mr. Boyd, a director of the Company, was the chief executive officer of Boyd Gaming Corporation until 2008 and currently holds the position of Executive Chairman. Ms. Johnson, Mr. Boyd’s daughter, is also an executive officer and director of Boyd Gaming Corporation. Robert L. Boughner, a director of Western Alliance Bank and Boyd Gaming Corporation, is the chief operating officer and president of Borgata, an Atlantic City casino and resort that is jointly owned by Boyd Gaming Corporation and MGM Resorts International. Director Snyder was the president of Boyd Gaming Corporation from January 1997 until March 2005.

Director Mack is currently a Managing Principal for Southwest Value Partners Enterprises, a private real estate investment firm in which Mr. Sarver holds a minority interest. With the exception of maintaining routine deposit accounts with the Company’s subsidiary banks, SVP does not do business or engage in any transactions with the Company. Mr. Sarver was an original founder and managing principal of SVP, but no longer serves in a managing or controlling capacity. Mr. Sarver is a member of SVP’s five-person underwriting committee.

Policies and Procedures Regarding Transactions with Related Persons

In April 2008, the Board approved a Related Party Transactions Policy (“Policy”) that can be found in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

The Policy applies only to specific transactions or arrangements with so-called related parties, which includes the Company’s directors, executive officers, beneficial owners of 5% of more of the Company’s voting securities, related entities, and immediate family members of the foregoing. In general, under the Policy, unless the transaction falls within the category of a pre-approved transaction, every transaction involving a related party that involves an amount greater than $10,000 must be reported to and approved by an appropriate party. For transactions involving amounts equal to or lesser than $120,000, the appropriate party is, with respect to related parties of Western Alliance Bancorporation, the Company’s CEO or Chairman of the Audit Committee, and with respect to related parties of a subsidiary of the Company, the subsidiary CEO or the CEO of the applicable division of the subsidiary. For transactions involving amounts greater than $120,000, the appropriate party is, with respect to related parties of Western Alliance Bancorporation, the Company’s Board of Directors or the Audit or Governance Committee, and with respect to related parties of a subsidiary, the Board of Directors of the subsidiary.

In accordance with Federal Reserve Board Regulation O, each of the Company’s bank subsidiary has adopted a formal policy governing any extensions of credit to any officer, director or significant stockholder of the bank or any affiliate. These policies require, among other things, that any such loan (1) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (2) not involve more than the normal risk of collectability or present other unfavorable features for the bank, and (3) be approved by a majority of the bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.

INDEPENDENT AUDITORS

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed McGladrey LLP to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending December 31, 2014, and to report on the consolidated balance sheets, statements of income and other related statements of the Company and its subsidiaries. McGladrey LLP has served as the independent auditor for the Company since 1994. Representatives of McGladrey LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.

Fees and Services

The following table shows the aggregate fees billed to the Company for professional services by McGladrey LLP for fiscal years 2013 and 2012.

	Fiscal Year 2013 ($)	Fiscal Year 2012 ($)
Audit Fees	595,000	627,000
Audit-Related Fees	27,000	28,000
Tax Fees	0	7,000
All Other Fees	132,000	113,000

Total	754,000	775,000

Audit Fees. Audit fees for both years include professional fees and costs associated with audits of consolidated financial statements and review of Form 10-K ,and related items, and SAS 100 reviews of interim financial information and related Forms 10-Q . Audit fees for 2012 included professional fees and costs associated with reviews of Registration Statements on Form S-3, Form S-4 and Form S-8 and related consents. Audit fees for 2013 include fees associated with an SEC comment letter.

Audit-Related Fees. Audit-related fees include audits of an employee benefit plan.

Tax Fees. Tax fees in 2012 include review of tax estimates.

All Other Fees. All other fees include regulatory compliance services and certain technology related consulting services.

The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to McGladrey LLP in 2013 and determined that such services and fees are compatible with the independence of McGladrey LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy or involves de minimis fees, the service will require specific approval by the Audit Committee. The Audit Committee may delegate to its Chairman the authority to pre-approve services of the independent auditors, provided that the Chairman must report any such approvals to the full Audit Committee at its next scheduled meeting. All Audit, Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee before services were rendered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of the Record Date, March 31, 2014, the record and beneficial ownership of the Company’s common stock by: (a) persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock; and (b) each director, director nominee and named executive officer. The ownership of all directors and executive officers (not just NEOs) as a group is provided at the bottom of the table.

The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each person. An asterisk represents less than one percent of the class. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (#)	Percent of Class (2)
T. Rowe Price Associates, Inc. (3)	7,500,037	8.57%
Lord, Abbett & Co. LLC (4)	7,166,207	8.18%
BlackRock, Inc. (5)	5,426,391	6.20%
The Vanguard Group (6)	4,613,890	5.27%
Bruce Beach (7)	54,489	*
William S. Boyd (8)	4,067,939	4.65%
Gary Cady (9)	153,675	*
Dale Gibbons (10)	182,782	*
Steven J. Hilton (11)	434,999	*
Marianne Boyd Johnson (12)	807,840	*
James Lundy (13)	201,264	*
Cary Mack (14)	188,682	*
Todd Marshall (15)	1,114,818	1.27%
M. Nafees Nagy, M.D. (16)	551,465	*
James Nave, D.V.M. (17)	550,304	*
John P. Sande, III (18)	117,680	*
Robert G. Sarver (19)	2,658,126	3.04%
Donald D. Snyder (20)	230,431	*
Sung Won Sohn (21)	20,191	*
Kenneth A. Vecchione (22)	188,847	*
Merrill Wall (23)	160,134	*

All directors and executive officers as a group (22 persons)	12,132,743	13.86%

(1)	In accordance with the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from March 31, 2014. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of March 31, 2014 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.
(2)	Percentage calculated on the basis of 87,553,976 shares outstanding on March 31, 2014.
(3)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 11, 2014. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	Based on a Schedule 13G filed by Lord, Abbett & Co. LLC (“Lord Abbett”) on February 14, 2014. Lord Abbett has sole voting power of 6,862,654 shares and sole dispositive power of 7,166,207. Lord Abbett’s address is 90 Hudson Street Jersey City, NJ 07302.
(5)	Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 31, 2014. BlackRock has sole voting power of 5,164,149 shares and sole dispositive power of 5,426,391 shares. BlackRock’s address is 40 East 52nd Street New York, NY 10022.
(6)	Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 12, 2014. Vangard has sole voting power of 112,204 shares, sole dispositive power of 4,507,786 shares, and shared dispositve power of 106,104 shares. Vanguard’s address is 100 Vanguard Blvd. Malvem, PA 19355.
(7)	Mr. Beach’s share ownership includes 11,000 shares subject to exercisable stock options.
(8)	Mr. Boyd’s share ownership includes 13,000 shares subject to exercisable stock options.
(9)	Mr. Cady’s share ownership includes 41,500 shares subject to exercisable stock options, and 15,230 shares held by his spouse.
(10)	Mr. Gibbons’ share ownership includes 73,000 shares subject to exercisable stock options. Includes 57,039 shares pledged or held in a margin account.
(11)	Mr. Hilton’s share ownership includes 434,999 shares subject to exercisable stock options, 136,548 shares held by a limited liability company, and 15,000 shares held in children’s trust accounts.
(12)	Ms. Johnson’s share ownership includes 16,000 shares subject to exercisable stock options and 184,796 shares held by a limited partnership.
(13)	Mr. Lundy’s share ownership includes 42,500 shares subject to exercisable stock options.
(14)	Mr. Mack’s share ownership includes 5,000 shares subject to exercisable stock options and 10,500 held by a limited liability company.
(15)	Mr. Marshall’s share ownership includes 13,000 shares subject to exercisable stock options.
(16)	Dr. Nagy’s share ownership includes 0 shares subject to exercisable options.
(17)	Dr. Nave’s share ownership includes 16,000 shares subject to exercisable stock options, 176,110 shares held by a profit sharing plan, and 125,818 held by his daughter.
(18)	Mr. Sande’s share ownership includes 12,875 shares subject to exercisable stock options.
(19)	Mr. Sarver’s share ownership includes: (i) 30,000 shares held by Mr. Sarver’s spouse over which he disclaims all beneficial ownership, (ii) 5,000 shares held by Mr. Sarver’s children over which he disclaims all beneficial ownership, (iii) 225,000 shares subject to exercisable stock options, (iv) 189,822 shares held by a limited partnership, (v) 33,105 shares held by a corporation. Includes 779,977 shares pledged or held in a margin account.
(20)	Mr. Snyder’s share ownership includes 16,000 shares subject to exercisable stock options.
(21)	Dr. Sohn’s share ownership includes 0 shares subject to exercisable stock options.
(22)	Mr. Vecchione’s share ownership consists of 6,000 shares subject to exercisable stock options. Includes 87,103 shares pledged or held in a margin account.
(23)	Mr. Wall’s share ownership includes 35,000 shares subject to exercisable stock options.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

Proposal No. 1. Election of Directors

Under the Company’s articles of incorporation, the Board is divided into three classes, with approximately one-third of the directors standing for election each year. The terms of four Class III directors will expire at this year’s Annual Meeting. The Board nominated four individuals to be elected as Class III directors at the Annual Meeting. The four individuals listed below, all of whom are currently directors of the Company, are the nominees to be elected as Class III directors at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named.

The term for directors elected this year will expire at the annual meeting of stockholders held in 2017. Each of the nominees listed below has agreed to serve that term. If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

The Board of Directors unanimously recommends that the stockholders vote “FOR” all of the following nominees:

John P. Sande, III

Robert G. Sarver

Donald D. Snyder

Sung Won Sohn, Ph.D.

Biographical information about these nominees may be found beginning at page 8 of this proxy statement.

Proposal No. 2. Approval of Change of State of Incorporation from Nevada to Delaware

The Board of Directors has approved and recommends to the stockholders a proposal to change the Company’s state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”). If our stockholders approve the Reincorporation, we will accomplish the Reincorporation by converting the corporation as provided in the Delaware General Corporation Law (the “DGCL”) and the Nevada Revised Statutes (the “NRS”). For the purposes of this Proposal No. 2, we sometimes refer to the Company as “WAL-Nevada” prior to the Reincorporation and “WAL-Delaware” after the Reincorporation.

Summary

The principal effects of the Reincorporation will be that:

•	The affairs of the Company will cease to be governed by Nevada corporation laws and will become subject to Delaware corporation laws.

•	The resulting Delaware corporation, “WAL-Delaware,” will be the same entity as the Company as currently incorporated in Nevada, “WAL-Nevada,” and will continue with all of the rights, privileges and powers of WAL-Nevada, will possess all of the properties of WAL-Nevada, will continue with all of the debts, liabilities and obligations of WAL-Nevada and will continue with the same officers and directors of WAL-Nevada immediately prior to the Reincorporation, as more fully described below.

•	When the Reincorporation becomes effective, each outstanding share of WAL-Nevada capital stock will continue to be an outstanding share of capital stock of a like class of the resulting Delaware corporation, and each outstanding option or right to acquire shares of WAL-Nevada common stock will continue to be an option or right to acquire shares of common stock of the resulting Delaware corporation, WAL-Delaware.

General Information

The Company would effect the Reincorporation by entering into a plan of conversion, a draft copy of which is attached hereto as Appendix A. Approval of the Reincorporation will constitute approval of the plan of conversion. At the effective time of the Reincorporation, which would occur only if a majority of the voting power represented in person or by proxy at the Annual Meeting and entitled to vote on such matter vote in favor of the Reincorporation, the Company would file with the Nevada Secretary of State articles of conversion, a draft copy of which is attached as Appendix B, and would also file with the Delaware Secretary of State a certificate of conversion, a draft copy of which is attached as Appendix C, a certificate of incorporation that would govern the Company as a Delaware corporation, which is referred to here as the Delaware certificate of incorporation, a draft copy of which is attached as Appendix D, and the Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series B, a draft copy of which is attached as Appendix E. In addition, the Board of Directors of the Company would adopt bylaws for the resulting Delaware corporation, which are referred to here as the Delaware bylaws, a draft copy of which is attached as Appendix F. Approval of the Reincorporation will constitute approval of the Delaware certificate of incorporation and Delaware bylaws.

Apart from being governed by the Delaware certificate of incorporation, the Delaware bylaws and the DGCL, for all other purposes, WAL-Delaware will be the same entity as WAL-Nevada immediately prior to the Reincorporation: WAL-Delaware will continue with all of the rights, privileges and powers of WAL-Nevada, it will possess all of the properties of WAL-Nevada, it will continue with all of the debts, liabilities and obligations of WAL-Nevada and it will continue with the same officers and directors of WAL-Nevada immediately prior to the Reincorporation.

After the Reincorporation, the Company will continue to be a publicly-held company and the shares of the Company’s common stock will continue to be traded, without interruption, on the NYSE under the same symbol (WAL). The Company will continue to file periodic reports and other documents with the SEC and provide to its stockholders the same type of information that it has previously filed and provided. Stockholders who own shares of the Company’s common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares, and stockholders holding restricted shares of the Company’s common stock will continue to hold their shares subject to the same restrictions on transfer to which their shares are presently subject. In summary, the Reincorporation will not change the respective positions under federal securities laws of the Company or its stockholders.

Reasons for the Reincorporation

Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the NRS.

In addition, Delaware has established a specialized court, the Court of Chancery, that has exclusive jurisdiction over matters relating to the DGCL. In the Court of Chancery, corporate cases are heard by judges, without juries, who have many years of experience with corporate issues. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively. By comparison, many states, including Nevada, do not have a specialized judiciary for matters relating to corporate issues.

Delaware courts have developed considerable expertise in dealing with corporate legal issues and produced a substantial body of case law construing the DGCL, with multiple cases concerning areas that no Nevada court has considered. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company by allowing the Company’s Board of Directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

Reincorporation from Nevada to Delaware may also make it easier to attract future candidates willing to serve on the Company’s Board of Directors, because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

In addition, in the opinion of the Board of Directors and the Company, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL. Based on publicly available data, over half of publicly-traded corporations in the United States and 60% of the Fortune 500 companies are incorporated in Delaware.

Changes as a Result of Reincorporation

If the Reincorporation proposal is approved, the Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled “Comparison of the Company Stockholders’ Rights Before and After the Reincorporation” below. The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company as a Delaware corporation. The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation), or officers and directors of the Company.

Mechanism for Reincorporation into Delaware

The process for reincorporating the Company from Nevada to Delaware calls for the articles of conversion to be filed with the Nevada Secretary of State and for the Delaware certificate of incorporation and a certificate of conversion to be filed with the Delaware Secretary of State at approximately the time desired for the Reincorporation to take effect.

The Plan of Conversion

The Reincorporation will be effected pursuant to the plan of conversion to be entered into by the Company. The plan of conversion provides that the Company will convert into a Delaware corporation, with all of the assets, rights, privileges and powers of WAL-Nevada, and all property owned by WAL-Nevada, all debts due to WAL-Nevada, as well as all other causes of action belonging to WAL-Nevada immediately prior to the conversion, remaining vested in WAL-Delaware following the conversion. WAL-Delaware will remain as the same entity following the conversion. The directors and officers of WAL-Nevada immediately prior to the conversion will be the directors and officers of WAL-Delaware.

At the effective time of the Reincorporation, each then-outstanding share of WAL-Nevada common stock will automatically be converted into one share of common stock of the resulting Delaware corporation and each shares of WAL-Nevada preferred stock will automatically be converted into one share of preferred stock of a like class of the resulting Delaware corporation. Existing stockholders of the Company will not be required to exchange existing stock certificates for new stock certificates. Following the effective time of the Reincorporation, any pre-Reincorporation shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-Reincorporation shares. Stockholders of the Company should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Pursuant to the Reincorporation, WAL-Delaware will assume all of WAL-Nevada’s obligations related to convertible equity securities and other rights to purchase WAL-Nevada common stock. WAL-Nevada’s outstanding convertible securities consist of options to purchase WAL-Nevada common stock granted under the Company’s incentive plans and warrants to purchase shares of WAL-Nevada common stock. Each outstanding option to purchase shares of WAL-Nevada common stock will be converted into an option to purchase a number of shares of WAL-Delaware common stock on the same terms and conditions as in effect immediately prior to the Reincorporation. In addition, we have granted restricted stock and performance share awards under the Incentive Plan. Each share of restricted stock and performance stock unit that entitles the holder to shares of WAL-Nevada common stock will be converted into a restricted stock or performance stock unit that entitles the holder to shares of WAL-Delaware common stock on the same terms and conditions as in effect immediately prior to the Reincorporation.

Effect of Vote for the Reincorporation

A vote in favor of the Reincorporation proposal is a vote to approve the plan of conversion and therefore the Reincorporation. A vote in favor of the Reincorporation proposal is also effectively a vote in favor of the Delaware certificate of incorporation and the Delaware bylaws.

Effective Time

If the Reincorporation proposal is approved, the Reincorporation will become effective upon the filing of, and at the date and time specified in (as applicable), the articles of conversion filed with the Secretary of State of Nevada and the certificate of conversion and the Delaware certificate of incorporation filed with the Secretary of State of Delaware, in each case upon acceptance thereof by the Nevada Secretary of State and the Delaware Secretary of State. If the Reincorporation proposal is approved, it is anticipated that the Company’s Board of Directors will cause the Reincorporation to be effected as soon as reasonably practicable. However, the Reincorporation may be delayed by the Company’s Board of Directors or the plan of conversion may be terminated and abandoned by action of the Company’s Board of Directors at any time prior to the effective time of the Reincorporation, whether before or after the approval by the Company’s stockholders, if the Company’s Board of Directors determines for any reason that the consummation of the Reincorporation should be delayed or would be inadvisable or not in the best interests of the Company and its stockholders, as the case may be.

Effect of Not Obtaining the Required Vote for Approval

If the Reincorporation proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in Nevada and be subject to the Company’s existing articles of incorporation and bylaws.

Comparison of Stockholders’ Rights Before and After the Reincorporation

Because of differences between the NRS and the DGCL, as well as differences between the Company’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company’s stockholders. Summarized below are the most significant provisions of the NRS and DGCL, along with the differences between the rights of the stockholders of the Company before and after the Reincorporation that will result from the differences among the NRS and the DGCL and the differences between WAL-Nevada’s articles of incorporation and bylaws and WAL-Delaware’s certificate of incorporation and bylaws. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the NRS, the DGCL, WAL-Nevada’s articles of incorporation, WAL-Nevada’s bylaws and WAL-Delaware’s certificate of incorporation and WAL-Delaware’s bylaws.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)
ELECTIONS; VOTING; PROCEDURAL MATTERS

Number of Directors	Nevada law provides that a corporation must have at least one director and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number, and for the manner in which the number of directors may be increased or decreased.	Delaware law provides that a corporation must have at least one director and that the number of directors shall be fixed by or in the manner provided in the bylaws unless the certificate of incorporation fixes the number of directors.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

	WAL-Nevada’s articles of incorporation provide that the number of directors shall be no fewer than one and shall be set forth in the bylaws. The bylaws provide that the Board of Directors shall consist of no fewer than eight nor more than 17 directors. Subject to this limitation, the number of directors shall be set by a resolution of the board of directors. The number of directors is currently fixed at 13.	WAL-Delaware’s certificate of incorporation will provide that the number of directors shall be no fewer than one and shall be fixed in the manner provided for in the bylaws. The bylaws will provide that the Board of Directors shall consist of no fewer than eight nor more than 17 directors. Subject to this limitation, the number of directors shall be set by a resolution of the board of directors. The number of directors will be initially fixed at 13.

Classified Board of Directors	Nevada law permits corporations to classify their boards of directors. At least one-fourth of the total number of directors of a Nevada corporation must be elected annually.	Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes divided as equally as possible with staggered terms of office.

	WAL-Nevada has a classified Board with three classes.	WAL-Delaware will have a classified Board of Directors with three classes.

Removal of Directors	Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.	Under Delaware law, directors of a corporation with a classified board may be removed only for cause, by the holders of a majority of shares then entitled to vote in an election of directors.

	WAL-Nevada’s articles of incorporation provide that any director may be removed, with or without cause, by a vote of at least 80% of the issued and outstanding stock entitled to vote on the matter. Amendment of this provision requires that affirmative vote of 80% of the issued and outstanding stock entitled to vote.	WAL-Delaware’s bylaws will provide that any director may be removed, only for cause, by a majority vote of the issued and outstanding stock entitled to vote on the matter.

Board Action by Written Consent	Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee.	Delaware law provides that, unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

	WAL-Nevada’s articles and bylaws do not change this statutory rule.	WAL-Delaware’s certificate of incorporation and bylaws will not change this statutory rule.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

Interested Party Transactions	Under Nevada law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because of such relationship or interest, or solely because the interested director or officer was present, participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if the director’s or officer’s interest in the contract or transaction is known to the board of directors or stockholders and the transaction is approved or ratified by the board or stockholders in good faith by a vote sufficient for the purpose without counting the vote or votes of the interested director(s) or officer(s), the fact of the common interest is not known to the director(s) or officer(s) at the time the transaction is brought before the board, or the contract or transaction is fair to the corporation at the time it is authorized or approved.	Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if one or more of the following is true: (i) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the board or committee, and the board or the committee in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors (even though these directors are less than a quorum); (ii) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the stockholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or (iii) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

Special Meetings of Stockholders	Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the stockholders.	Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.

	WAL-Nevada’s bylaws provide that special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors.	WAL-Delaware’s certificate and bylaws will provide that special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

Failure to Hold an Annual Meeting	Nevada law provides that if a corporation fails to elect directors within 18 months after the last election, a Nevada district court may order an election upon the petition of one or more stockholders holding 15% of the corporation’s voting power.	Delaware law provides that if a corporation fails to hold an Annual Meeting for the election of directors or there is no written consent to elect directors in lieu of an Annual Meeting taken, in both cases for a period of 30 days after the date designated for the Annual Meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order an Annual Meeting for the election of directors.

Cumulative Voting	Unless otherwise provided in the articles of incorporation, directors of a Nevada corporation are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed.	A Delaware corporation may provide for cumulative voting in the corporation’s certificate of incorporation.

	WAL-Nevada does not have a provision granting cumulative voting rights in the election of its directors in its articles of incorporation or bylaws.	WAL-Delaware’s certificate of incorporation and bylaws will not have a provision granting cumulative voting rights in the election of its directors.

Vacancies	All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the remainder of the term of office of resigning director or directors.	All vacancies on the board of directors of a Delaware corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the certificate of incorporation provide otherwise. Unless otherwise provided in the certificate of incorporation, the board may fill the vacancies for the remainder of the term of office of resigning director or directors.

	WAL-Nevada’s articles and bylaws provide that any vacancies may be filled by the stockholders or by a majority of the remaining directors.	WAL-Delaware’s certificate of incorporation and bylaws will provide that any vacancies may be filled by a majority of the remaining directors.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

Stockholder Voting Provisions	Under Nevada law, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business at a meeting of stockholders. Generally, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless otherwise provided in Nevada law or the articles of incorporation or bylaws of the corporation. Generally, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business. Generally, an act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.	Under Delaware law, a majority of the shares entitled to vote, present in person or represented by proxy, generally constitutes a quorum at a meeting of stockholders. Generally, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter constitutes the act of stockholders. Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, generally constitutes a quorum entitled to take action with respect to that vote on that matter and, generally, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy constitutes the act of such class or series or classes or series.

	WAL-Nevada’s articles and bylaws do not change these statutory rules.	WAL-Delaware’s certificate of incorporation and bylaws will not change these statutory rules.

Stockholder Action by Written Consent	Nevada law provides that, unless the articles of incorporation or bylaws provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.	Delaware law provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize such action at a meeting provide written consent. Delaware law also requires the corporation to give prompt notice of corporate action taken without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

	WAL-Nevada’s articles and bylaws provide that any action required or permitted to be taken by the stockholders must be taken at a meeting and not by written consent.	WAL-Delaware’s certificate of incorporation and bylaws will provide that any action required or permitted to be taken by the stockholders must be taken at a meeting and not by written consent.

Stockholder Vote for Mergers and Other Corporate Reorganizations	In general, Nevada requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. So long as the surviving corporation is organized in Nevada, Nevada law does not generally require a stockholder vote of the surviving corporation in a merger if: (a) the plan of merger does not amend the existing articles of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% of the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.	In general, Delaware requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware law does not generally require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

	WAL-Nevada’s articles provide that a merger or sale of all or substantially all of the assets of the Company requires the vote of 66 2/3% of outstanding shares entitled to vote. Amendment of this provision requires the vote of 80% of outstanding shares entitled to vote.	WAL-Delaware’s certificate of incorporation and bylaws will not change these statutory rules.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

Advance Notice of Stockholder Proposals	Nevada law permits a corporation to include in its bylaws provisions requiring advance notice of shareholder proposals.	Delaware law permits a corporation to include in its bylaws provisions requiring advance notice of shareholder proposals.

	WAL-Nevada’s bylaws do not contain a requirement for advance notice of shareholder proposals.	WAL-Delaware’s bylaws will provide that at any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director) must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the corporation) both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures. Additionally, the matter must be a proper matter for stockholder action under the DGCL, and the stockholder must have given timely notice thereof in writing to the Secretary of the company. To be timely, a stockholder’s notice shall be in writing and must be received at the company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the company’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Further, a stockholder’s notice must contain information as outlined in WAL-Delaware’s bylaws. Additionally, there are specific disclosure requirements which must be set forth in a stockholder’s notice regarding nominees for directors.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

Amendments to the Articles of Incorporation or Certificate of Incorporation	Nevada law requires the adoption of a resolution by the board of directors followed by the affirmative vote of the majority of shares present or in person and entitled to vote to approve any amendment to the articles of incorporation, unless a greater percentage vote is required by the articles of incorporation. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or adversely affected by the amendment.	Under the DGCL, stockholders are not entitled to enact an amendment to the certificate of incorporation without appropriate action taken by the board of directors. Amendments to the certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders.

	Except as otherwise provided herein, WAL-Nevada’s articles of incorporation may be amended by the vote of at least 66 2/3% of each class of outstanding shares entitled to vote as a separate class on such matter.	WAL-Delaware’s certificate of incorporation may be amended by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote, in addition to any vote of the holders of any class or series of stock required.

Amendments to the Bylaws	Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the stockholders, the board of directors may amend any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.	Delaware law provides that the power to adopt, amend, or repeal the bylaws shall be vested in the stockholders entitled to vote, provided that the certificate of incorporation may confer such power on the board of directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power.

	WAL-Nevada’s articles of incorporation do not confer exclusive authority to the board of director to amend the bylaws. WAL-Nevada’s bylaws may be amended by the vote of at least two-thirds of the board of directors, or by the vote of stockholders holding at least 80% of the outstanding shares entitled to vote.	WAL-Delaware’s certificate of incorporation empowers the board of directors to amend the bylaws. WAL-Delaware’s bylaws may be amended by the vote of a majority of the board of directors, or by the vote of stockholders holding a 66 2/3% of the outstanding shares entitled to vote.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENT OF EXPENSES; LIMITATION ON PERSONAL LIABILITY

Indemnification	A Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under NRS 78.138, acted in “good faith” and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.	Through, among other means, a majority vote of disinterested directors, a corporation may indemnify any director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), by reason of service in that capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Delaware corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

	WAL-Nevada’s articles and bylaws provide that the corporation shall, to the maximum extent and in the manner permitted by the NRS, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.	WAL-Delaware’s certificate of incorporation and bylaws will provide that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL or any other applicable law.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

Advancement of Expenses	Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.	Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement.

	WAL-Nevada’s articles and bylaws allow for the advancement of expenses.	WAL-Delaware’s bylaws will provide that the Company will advance expenses to any executive officer or director prior to the final disposition of the proceeding.

Limitation on Personal Liability of Directors	The NRS provides for more expansive elimination of liability than Delaware law. Neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or knowing violation of law. Unlike Delaware, Nevada does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.	A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

	WAL-Nevada’s articles of incorporation provide for elimination of director liability to the fullest extent permitted by the NRS.	WAL-Delaware’s certificate of incorporation will provide for elimination of director liability to the fullest extent permitted by the DGCL.

Provision	WAL-Nevada (Nevada law)	WAL-Delaware (Delaware law)

DIVIDENDS

Declaration and Payment of Dividends	Under Nevada law, a corporation may make distributions to its stockholders, including by the payment of dividends, provided that, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation’s total assets would not be less than the sum of its total liabilities plus any amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of stockholders whose rights are superior to those receiving the distribution.	Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, only if the amount of capital of the corporation is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

	WAL-Nevada’s bylaws state that dividends may be declared and paid from the accumulated profits of the Company in excess of the amounts reserved over and above the capital stock paid in, and the Board may declare stock dividends of the unissued capital stock of the Company.	WAL-Delaware’s bylaws will not change these statutory rules.

Dissenters’ Rights

Holders of record of shares of the Company’s common stock who do not vote in favor of the Reincorporation or consent thereto in writing will not be entitled to dissenters’ rights in connection with the Reincorporation under Sections 92A.300 - 92A.500 of the NRS.

Accounting Treatment of the Reincorporation

The Reincorporation has no effect from an accounting perspective because there is no change in the entity as a result of the Reincorporation. Accordingly, the historical consolidated financial statements of WAL-Nevada previously reported to the SEC as of and for all periods through the date of this proxy statement remain the consolidated financial statements of WAL-Delaware.

Regulatory Approval

To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the articles of conversion with the Secretary of State of Nevada and the filing of the certificate of incorporation and the certificate of conversion with the Secretary of State of Delaware, and a subsequent listing application with the NYSE.

Material United States Federal Income Tax Consequences of the Reincorporation

The following discussion summarizes the material United States federal income tax consequences of the Reincorporation that are expected to apply generally to holders of the Company’s common stock. This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a holder of the Company’s common stock that is a “U.S. person,” defined to include:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if either:

•	a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or

•	the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; and

•	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

A holder of the Company’s common stock other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.” If a partnership holds the Company’s common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Company’s common stock, you should consult your tax advisor.

This summary assumes that holders of the Company’s common stock hold their shares of the Company’s common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders:

•	who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

•	who are subject to the alternative minimum tax provisions of the Code;

•	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•	who hold their shares as qualified small business stock within the meaning of Section 1202 of the Code; or

•	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation.

Accordingly, holders of the Company’s common stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.

The Company believes that the Reincorporation of the Company from Nevada to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code. Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and subject to the qualifications and assumptions described in this proxy statement: (i) holders of the Company’s common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of the resulting Delaware corporation’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of the Company’s common stock converted therefor, and (iii) the holding period of the shares of the resulting Delaware corporation’s common stock received in the Reincorporation will include the holding period of the shares of the Company’s common stock converted therefor.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS. HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

Approval Requirements

The affirmative vote of holders of record of not less than a majority of the outstanding shares of common stock on the record date is required for approval of the proposed change in the Company’s state of incorporation from Nevada to Delaware. Because the affirmative vote of a majority of our outstanding shares is required to approve this proposal, broker non-votes and abstentions have the same effect as a vote against this proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to change the Company’s state of incorporation from Nevada to Delaware.

Proposal No. 3. Approval of Amendment to 2005 Stock Incentive Plan and Re-approval of Performance Measures

At the Annual Meeting, the stockholders will be asked to approve an amendment (the “Amendment”) to the Western Alliance Bancorporation 2005 Stock Incentive Plan (the “Incentive Plan”) to increase the maximum number of shares of the Company’s common stock available for issuance thereunder by 2,000,000, from 8,500,000 to 10,500,000 shares, including shares available under the “prior plans” (as defined below) and to extend the term of the Incentive Plan for ten years.

The Company’s Board of Directors and stockholders previously approved the BankWest of Nevada 1997 Incentive Stock Option Plan, the BankWest of Nevada 1997 Nonqualified Stock Option Plan, the Western Alliance Bancorporation 2000 Stock Appreciation Rights Plan and the Western Alliance Bancorporation 2002 Stock Option Plan (together, referred to as the “prior plans”). Stockholders approved the Incentive Plan at the Company’s 2005 Annual Meeting and amended the Incentive Plan at the Company’s 2007 Annual Meeting to increase the authorized shares available for grant and at the Company’s 2009 and 2012 Annual Meetings to increase the authorized shares available for grant and update the material terms of performance goals under the Incentive Plan. The Incentive Plan is an amendment and restatement of the prior plans and therefore supersedes the prior plans, while preserving the material terms of the outstanding prior plan awards. Awards made under any of the prior plans are subject to the terms and conditions of the Incentive Plan, which has been structured so as not to impair the rights of award holders under the prior plans.

We believe that in order to successfully attract and retain the best possible candidates for positions of responsibility and to provide them with appropriate incentives to contribute to the Company’s success, we must continue to offer a competitive equity incentive program. As of December 31, 2013, a total of 2,123,561 shares remained available for the grant of new awards under the Incentive Plan. We believe that the number of shares available under the Incentive Plan are insufficient to meet the Company’s anticipated needs. In addition, because the Incentive Plan would automatically terminate on April 7, 2015, we would like to extend the term of the Incentive Plan to April 7, 2025.

Therefore, on March 17, 2014, the Company’s Board of Directors adopted the Amendment, subject to approval by the Company’s stockholders, to ensure that the Company will continue to have available a reasonable number of shares for its equity incentive program.

For performance awards granted under the Incentive Plan to be eligible to qualify as performance-based compensation under Section 162(m) of the Code, the awards must be subject to performance measures disclosed to and approved by the stockholders of the Company and periodically re-approved by stockholders of the Company. We are therefore requesting your re-approval of the performance measures in the Plan at this time.

The Board of Directors urges you to vote in favor of this proposal to amend the Incentive Plan and re-approve the performance measures in the Incentive Plan.

2005 Stock Incentive Plan

The following summary of the Incentive Plan is subject to the specific provisions contained in the complete text of the Incentive Plan. A copy of the Incentive Plan, as amended, is attached to this proxy statement as Appendix G.

Purpose. The purpose of the Incentive Plan is to attract and retain highly qualified officers, directors, key employees, consultants and advisors, and to motivate them to expend maximum effort to improve the Company’s business results and earnings. These incentives may be provided through the grant of stock options, stock appreciation rights, restricted and unrestricted stock awards, stock units, dividend equivalent rights and cash awards.

Key Features Designed to Protect Stockholders’ Interests. The Incentive Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following plan features:

• No Evergreen Feature. The maximum number of shares available for issuance under the plan is fixed and cannot be increased without stockholder approval. In addition, the plan expires by its terms on a specified date.

• Repricing Prohibited. Stockholder approval is required for any repricing of underwater awards.

• No Discount Awards. Stock options and stock appreciation rights must have an exercise price no less than the fair market value of the stock on the date the award is granted.

• Per-Participant Limit on Awards. The plan limits the size of awards that may be granted during any one year to any one participant.

• Award Design Flexibility. Different kinds of awards may be granted under the plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support our attainment of strategic goals.

• Performance-Based Awards. The plan permits the grant of performance-based stock awards that are payable upon the attainment of specified performance goals.

• Deductibility of Awards. The plan includes provisions intended to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code, including by qualifying payments under the plan as “performance-based compensation.”

Shares Authorized. Prior to the Amendment, the Incentive Plan authorizes the issuance of a maximum of 8,500,000 shares of our common stock, including shares subject to awards that were outstanding under the prior plans on the effective date of the Incentive Plan. If this proposal is approved by the stockholders, the cumulative number of shares of common stock authorized for issuance under the Incentive Plan will be increased by 2,000,000 to an aggregate of 10,500,000. Without reducing the number of shares otherwise available for the grant of awards under the Incentive Plan, the Company may assume or substitute replacement awards under the Incentive Plan for awards of service providers of companies that it may acquire.

Source of Shares; Adjustments. The common stock issued or to be issued under the Incentive Plan consists of authorized but unissued and reacquired shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Incentive Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Incentive Plan. Proportional adjustments will be made to the number and kind of shares subject to outstanding awards, to the per share exercise price of outstanding stock options and stock appreciation rights, to the number and kind of shares available for issuance under the Incentive Plan, and to the individual limitations on awards described below, in order to appropriately reflect the effect of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, distribution payable in capital stock of the Company or any other entity or other assets, and other similar events.

If the exercise price of any option or a tax withholding obligation with respect to any award is satisfied by tendering shares or by withholding shares, only the number of shares issued net of the shares tendered or withheld will be deemed delivered for the purpose of determining the maximum number of shares available for delivery under the Incentive Plan. The number of shares authorized for issuance under the Incentive Plan will be increased by the number of shares of common stock, if any, repurchased by the Company using “option proceeds” (as defined by the Incentive Plan), provided that such increase cannot exceed an amount equal to the option proceeds divided by the fair market value per share of common stock determined on the date of exercise of the applicable stock option.

Award Limits. To enable compensation received in connection with certain types of awards to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the Incentive Plan contains certain individual limits on the maximum amount that can be paid in cash under the Incentive Plan and on the maximum number of shares of common stock that may be issued under the Incentive Plan in a calendar year. The maximum number of shares subject to options or stock appreciation rights that can be issued under the Incentive Plan to any person is 150,000 shares in any calendar year. The maximum number of shares that can be issued under the Incentive Plan to any person, other than pursuant to an option or stock appreciation right, in any calendar year is 300,000 shares. The maximum amount that may be earned as an annual incentive award or other cash award in any calendar year by any one person is $5.0 million, and the maximum amount that may be earned in any performance period under a performance award or other cash award by any one person is $15.0 million.

Administration. The Incentive Plan is administered by the Board of Directors and, to the extent of its delegated authority, by the Compensation Committee. All references in this description of the Incentive Plan to the Compensation Committee include the Board of Directors. Subject to the terms of the Incentive Plan, the Compensation Committee may select participants to receive awards; determine the types of awards, terms and conditions of awards; and interpret provisions of the Incentive Plan. At its discretion, the Compensation Committee may grant awards under the Incentive Plan in substitution or exchange for any other awards granted under the Incentive Plan or another plan of the Company, any affiliate or any business entity acquired by the Company or an affiliate, or any other right of a grantee to receive payment from the Company or any affiliate. However, the Compensation Committee cannot reprice underwater options or stock appreciation rights without shareholder approval.

Eligibility. Awards may be made under the Incentive Plan to employees, officers, directors, consultants and advisors to the Company or an affiliate whose participation in the Incentive Plan is determined to be in the Company’s best interests by the Compensation Committee. As of March 31, 2014, there were approximately 1105 employees, 490 officers, 16 directors, and 51 consultants and advisors eligible to participate in the Incentive Plan.

Amendment or Termination of the Incentive Plan. While the Compensation Committee may suspend, terminate or amend the Incentive Plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards without their consent. In addition, an amendment will be contingent on approval of the Company’s stockholders to the extent required by law. Prior to the Amendment, the Incentive Plan will automatically terminate on April 7, 2015, the date 10 years after its initial adoption by the Board of Directors. If this proposal is approved by the stockholders, the Incentive Plan will continue for an additional ten years and automatically terminate on April 7, 2025, unless terminated earlier.

Stock Options. The Compensation Committee may grant options to purchase shares of common stock intended to qualify as incentive stock options within the meaning of Section 422 of the Code and stock options that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The exercise price of each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. If the Company were to grant incentive stock options to any holder of more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (a “10% stockholder”), the exercise price may not be less than 110% of the fair market value of the Company’s common stock on the date of grant.

The term of each stock option will be fixed by the Compensation Committee but may not exceed 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). The Compensation Committee determines at what time or times and upon what conditions each option may be exercised and the period of time, if any, after an optionee’s death, disability, retirement or other termination of employment during which options may be exercised. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash or cash equivalent, by tendering shares of the Company’s common stock having a fair market value equal to the exercise price to be paid or by means of a broker-assisted cashless exercise.

Stock options granted under the Incentive Plan generally may not be transferred or assigned other than by will or under applicable laws of descent and distribution or pursuant to a domestic relations order. However, the Company may permit limited transfers of nonqualified stock options without receipt of value to or for the benefit of immediate family members of optionees.

On March 31 2014, the closing price of the Company’s common stock as reported by the New York Stock Exchange was $24.60.

The following table shows the number of options received by the persons listed below as of March 31, 2014.

Cumulative Option Grants Table

Name and Position	Number of Options
Robert Sarver, CEO	320,000
Dale Gibbons, CFO	158,000
Merrill Wall, CAO	132,500
Gary Cady, EVP—California	111,500
James Lundy, EVP—Arizona	140,000
All Current Executive Officers as a Group	1,146,250
All Current Directors who are not Executive Officers	369,241
Each Nominee for Election as Director	—
Each Associate of any such Directors, Executive Officers or Nominees	6,500
Each other Person who Received 5% of such Options	—
All Employees, including current Officers who are not Executive Officers, as a Group	1,052,284

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights in conjunction with an option or other award under the Incentive Plan or independently of any other award. Stock appreciation rights are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the excess of the fair market value of the shares underlying the rights over the exercise price of those rights, which may not be less than the fair market value of the shares on the date of grant. All other terms and conditions applicable to stock appreciation rights will be determined by the Compensation Committee and are substantially similar to those applicable to stock options that may be granted under the Incentive Plan.

Stock and Stock Unit Awards. The Compensation Committee may grant awards of restricted stock, unrestricted stock or stock units under the Incentive Plan. Such awards may be granted for no consideration other than services rendered by the grantee or for such monetary consideration as determined by the Compensation Committee. Shares of restricted stock are shares of common stock of the Company that are issued subject to service or performance-based vesting conditions determined by the Compensation Committee. Stock units are rights to receive shares of common stock upon the future satisfaction of service or performance-based vesting conditions determined by the Compensation Committee. Until the applicable vesting conditions have been satisfied, neither shares of restricted stock nor stock units may be sold, transferred, assigned, pledged or otherwise disposed of. Any shares of restricted stock or stock units that remain unvested on their holder’s termination of service will be immediately forfeited, except as otherwise provided by the Compensation Committee in the applicable award agreement. Unless otherwise provided by the Compensation Committee, holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the Compensation Committee may provide that the dividends will be subject to the same or different vesting conditions and restrictions as applied to the original award. Holders of stock units have no voting rights as stockholders but may be provided with a right to receive dividend equivalents payable in cash or in additional stock units.

Performance and Annual Incentive Awards. The Compensation Committee may provide for stock- or cash-based awards under the Incentive Plan whose grant, vesting or settlement is conditioned upon the achievement of one or more specified goals tied to objective business criteria (described below) over such periods as the Compensation Committee determines. Annual incentive awards have performance period of up to one year, while performance awards may have a performance period of up to 10 years.

Performance and annual incentive awards granted under the Incentive Plan to covered employees are intended, if so determined by the Compensation Committee, to provide compensation that qualifies as “performance-based” for purposes of exemption from the limit on tax deductibility under Section 162(m) of the Code. Accordingly, such awards are earned solely upon the achievement of one or more objective performance goals established in writing by the Compensation Committee not later than 90 days after the beginning of the applicable performance period or such other date as required or permitted under Section 162(m). Performance goals are based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company on a consolidated basis or of specified subsidiaries or business units of the Company specified by the Compensation Committee. The Compensation Committee will base performance goals on one or more of the following business criteria:

•	Total stockholder return;

•	Total stockholder return as compared to total return of a known index;

•	Net income;

•	Pretax earnings;

•	Earnings before interest expense, taxes, depreciation and amortization, and credit-related charges;

•	Pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	Operating margin;

•	Earnings per share;

•	Return on equity;

•	Return on capital;

•	Return on investment;

•	Return on assets;

•	Operating earnings;

•	Working capital;

•	Ratio of debt to stockholders’ equity;

•	Revenue;

•	Loan Growth;

•	Deposit Growth;

•	Quality Control, including, but not limited to, results of internal and external audits, regulatory examinations, and loan quality reviews; and

•	Measures of asset quality.

Payment of any performance or annual incentive award to a covered employee is contingent upon a written determination by the Compensation Committee of the achievement of the applicable performance goals and the amount of the award that has become payable as a result. The Compensation Committee, in its discretion, may reduce (but not increase) the amount of a performance or annual incentive award that is otherwise payable based on the achievement of performance goals. In granting a performance or annual incentive award, the Compensation Committee will specify the circumstances under which the award will be paid or forfeited in the event of the termination of the grantee’s service prior to the end of the applicable performance period or settlement of the award.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights either as a component of another award or as a separate award. Dividend equivalent rights are rights entitling the recipient to receive cash or shares of common stock equal in value to cash dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be paid at the time of the dividend payment on common stock or may be converted into additional shares of stock or stock units and settled at a specified later time, such as at the time a related award vests or is settled.

Effect of Corporate Transactions. The occurrence of a corporate transaction may cause awards granted under the Incentive Plan to vest in full and to be exercised or settled prior to the consummation of the transaction, unless the awards are assumed, continued or substituted for by the successor entity or its parent or subsidiary in connection with the corporate transaction. Alternatively, the Compensation Committee may elect to cancel any outstanding awards and pay, or cause to be paid, to the holder an amount in cash or securities having a value determined in accordance with the Incentive Plan. Any options or stock appreciation rights that are not assumed or continued will terminate upon the consummation of the corporate transaction. A corporate transaction means the Company’s dissolution or liquidation; a merger, consolidation, or reorganization in which the Company is not the surviving entity; a sale of all or substantially all of the Company’s assets or any transaction which results in any person or entity owning 50% or more of the combined voting power of the Company’s stock.

Change in Control Accelerated Vesting of Prior Plan Awards. With respect to the awards outstanding under the prior plans as of the effective date of the Incentive Plan, all such awards become fully vested, and, in the case of options, exercisable in connection with the consummation of a change in control as defined in the applicable prior plan, provided the award remains outstanding upon the change in control and relates to a continuing employee or other service provider and except to the extent retaining the unvested status of certain outstanding options eliminates any excise tax under section 4999 of the Code that, if applied, would produce an unfavorable net after-tax result for the option holder.

Summary of Federal Income Tax Considerations. The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant receiving a grant of restricted stock normally recognizes ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to treat the full value of the grant as taxable income on the grant date by filing an election with the Internal Revenue Service. Upon the sale of restricted stock, any gain or loss, based on the difference between the sale price and the fair market value of the shares at vesting (or earlier Section 83(b) election), will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the acquisition of restricted stock, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Units Awards. A participant generally will recognize no income upon the grant of a stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on settlement. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999. Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any “excess parachute payments.”

Awards Subject to Section 409A of the Code. Certain awards granted under the Incentive Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards are intended to comply with the requirements of Section 409A. Notwithstanding any provision of the Incentive Plan to the contrary, the Compensation Committee is authorized, without the consent of any grantee, to amend the Incentive Plan or any award agreement as necessary to comply with Section 409A.

Deductibility of Certain Compensation. The Incentive Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by certain employees in connection with certain awards granted under the Incentive Plan. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to a “covered employee” of a publicly held company. Generally, covered employees are the chief executive officer and the three highest compensated officers other than the chief executive and chief financial officer. Certain types of compensation, including performance-based compensation, are generally excluded from this limitation on deductibility. Performance-based compensation generally includes compensation realized in connection with stock options and stock appreciation rights granted under the Incentive Plan, as well as restricted stock, stock unit and cash awards granted under the Incentive Plan that are subject to the attainment of pre-established objective performance goals. To enable such compensation to qualify as “performance-based” within the meaning of Section 162(m), the stockholders must approve the material terms of the performance goals that may be established in conjunction with performance-based compensation awarded under the Incentive Plan. In addition, regulations under Section 162(m) generally require re-approval by the stockholders at least every five years of the material terms of these performance goals if the Incentive Plan permits the Compensation Committee to select the specific target levels of performance to be achieved under these awards.

Because the Incentive Plan authorizes the Compensation Committee to select the appropriate target levels of performance to be achieved, at the 2012 Annual Meeting, the stockholders were asked to approve the material terms of performance goals under the Incentive Plan on which the Compensation Committee may base performance-based compensation awards exempt from the limit on deductibility under Section 162(m). Accordingly, in 2012, the stockholders approved:

•	the eligibility requirements for participation in the Incentive Plan;

•	the maximum numbers of shares for which awards may be granted to an employee in any calendar year;

•	the maximum cash amount that may be earned by an employee under cash-based awards during a performance period; and

•	the business criteria upon which the grant or vesting of performance-based awards may be based.

As part of this proposal, we are requesting that the shareholders re-approve the foregoing features of the Incentive Plan, including the performance measures described above.

Plan Benefits. The amount and timing of awards granted under the Incentive Plan are determined in the sole discretion of the Compensation Committee and therefore cannot be determined in advance. The future awards that would be received under the Incentive Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment to the 2005 Stock Incentive Plan and re-approval of the performance measures, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the 2005 Stock Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the amendment to the Western Alliance Bancorporation 2005 Stock Incentive Plan and reapproval of the performance measures in the plan.

Proposal No. 4. Advisory (Non-Binding) Vote on Executive Compensation

Section 14A of the Exchange Act requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, no less than once every three years. Consistent with the desire of the Company’s stockholders expressed at the 2012 Annual Meeting of Stockholders to conduct the advisory vote on executive compensation annually, the Company has elected to provide for annual votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and other related tables and disclosures therein.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible interests of management and stockholders. Our Board of Directors believes that our compensation policies and practices achieve these objectives.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

Proposal No. 5. Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of McGladrey LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2014 and the Company’s internal control over financial reporting as of December 31, 2014. Representatives of McGladrey LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of McGladrey LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of McGladrey LLP as the Company’s independent auditor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. The Company prepares reports for such filings of its officers and directors based on information supplied by them. Based solely on its review of such information and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2013, its officers and directors were in compliance with all applicable filing requirements, except for (1) a late Form 4 filing for Mr. Vecchione related to a director stock grant in April after he left the Company’s employment, and (2) an amended Form 4 filing for Ms. Johnson to correct a transaction code.

ADDITIONAL INFORMATION

Stockholder Proposals for 2015 Annual Meeting

Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2015 Annual Meeting of stockholders must be received by the Company, along with proof of ownership of stock in accordance with Rule 14a-8(b)(2) under the Exchange Act, directed to the attention of the Corporate Secretary, at its principal executive offices at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, no later than close of business on January 20, 2015. If a stockholder wishes to present a matter at the Company’s 2015 Annual Meeting that is outside the process for inclusion in the proxy statement, notice must be given to the Secretary not later than April 2, 2015. All stockholder proposals will be subject to and must comply with Nevada law, or Delaware law if the Reincorporation proposal is approved, and the rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act, as amended.

Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our Governance Committee, see the “Corporate Governance – Director Selection Process” section of this proxy statement.

Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for its 2013 fiscal year with the SEC, and a copy of the Annual Report on Form 10-K is enclosed with this proxy statement. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary, or from the website www.proxyvote.com.

Legal Proceedings

No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (602) 389-3500.

Other Business

Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.

BY ORDER OF THE

BOARD OF DIRECTORS

ROBERT G. SARVER

CHAIRMAN OF THE BOARD

Dated: April 11, 2014

APPENDIX A

PLAN OF CONVERSION

THIS PLAN OF CONVERSION (this “Plan”) is adopted this             day of             , 2014, by Western Alliance Bancorporation, a Nevada corporation (“WAL Nevada”), for the purpose of converting WAL Nevada into a Delaware corporation to be known as Western Alliance Bancorporation (the “Resulting Entity”), in accordance with the provisions of the Nevada Revised Statutes and the Delaware General Corporation Law (the “Conversion”).

RECITALS

WHEREAS, the Board of Directors and shareholders of WAL Nevada have approved the Conversion; and

WHEREAS, in order to effect the Conversion, WAL Nevada has adopted this Plan for the purpose of setting forth the manner and terms on which WAL Nevada will continue its existence under the laws of the State of Delaware, including, without limitation, the method for effecting the Conversion and the manner and basis for converting WAL Nevada’s outstanding shares of stock into outstanding shares of stock of the Resulting Entity.

NOW, THEREFORE, BE IT KNOWN, that:

1.	Conversion. The name of the converting entity is Western Alliance Bancorporation. At the Effective Time (as defined below), WAL Nevada shall be converted into a Delaware corporation under the name Western Alliance Bancorporation.

2.	Effective Time. Provided that this Plan has not been terminated or deferred pursuant to Section 12 hereof, or unless another date and time is specified, the Conversion of WAL Nevada into the Resulting Entity shall be effective (the “Effective Time”) upon: (a) the filing of a duly executed Articles of Conversion with the Secretary of State of the State of Nevada; and (b) the filing with the Secretary of State of the State of Delaware of (i) a duly executed Certificate of Conversion, (ii) a duly executed Certificate of Incorporation of the Resulting Entity in the form specified below, and (iii) a duly executed Certificate of Designation of the Non-Cumulative Perpetual Preferred Stock, Series B.

3.	Effect of Conversion. At the Effective Time, WAL Nevada shall continue its existence in the organizational form of the Resulting Entity. At the Effective Time, the Resulting Entity shall be formed as a corporation existing under the laws of the State of Delaware. Following the Conversion, the Resulting Entity shall, for all purposes of the laws of the State of Delaware and Nevada, be deemed to be the same entity as WAL Nevada. At the Effective Time, all of the rights, privileges and powers of WAL Nevada, and all property, real, personal and mixed, and all debts due to WAL Nevada, as well as all other things and causes of action belonging to WAL Nevada, shall remain vested in the Resulting Entity and shall be the property of the Resulting Entity and the title to any real property vested by deed or otherwise in WAL Nevada shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of WAL Nevada shall be preserved unimpaired, and all debts, liabilities and duties of WAL Nevada shall remain attached to the Resulting Entity, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware corporation. The rights, privileges, powers and interests in property of WAL Nevada, as well as the debts, liabilities and duties of WAL Nevada, shall not be deemed, as a consequence of the conversion, to have been transferred to the Resulting Entity for any purpose of the laws of the State of Delaware. The Conversion shall not be deemed to affect any obligations or liabilities of WAL Nevada incurred prior to the Effective Time or the personal liability of any person incurred prior thereto. WAL Nevada shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a dissolution of WAL Nevada and shall constitute a continuation of the existence of Nevada in the form of a Delaware corporation.

4.	Governance and Other Matters Related to the Resulting Entity.

a.	Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Resulting Entity shall be as set forth in Exhibit A attached hereto (the “Certificate of Incorporation”) and shall be filed with the Secretary of State of the State of Delaware.

b.	Bylaws. At the Effective Time, the Bylaws of the Resulting Entity shall be as set forth in Exhibit B attached hereto (the “Bylaws”), and shall be adopted as such by the board of directors of the Resulting Entity. Thereafter, the Bylaws may be amended by the board of directors or the stockholders of the Resulting Entity as provided in the Bylaws and the Certificate of Incorporation, as applicable.

c.	Directors and Officers. At the Effective Time, all directors and officers of WAL Nevada immediately prior to the Effective Time shall become directors and officers, of the Resulting Entity, respectively, until the expiration of their respective terms of office and until their successors have been duly elected and have qualified, or until their earlier death, resignation or removal. After the Effective Time, the Resulting Entity and its board of directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

5.	Effect of the Conversion on the Capital Stock of WAL Nevada. At the Effective Time, each one (1) outstanding share of WAL Nevada shall, without any action of the part of the holder thereof, be converted into a like class of one (1) validly issued, fully paid, and nonassessable share of the Resulting Entity. Following the Effective Time, all shares of WAL Nevada stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of WAL Nevada stock immediately prior to the Effective Time shall cease to have any rights with respect thereto. Attached hereto as Exhibit C is the Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series B, which shall be filed with the Secretary of State of the State of Delaware.

6.	Stock Certificates. From and after the Effective Time, all of the outstanding certificates that prior to that time represented shares of WAL Nevada capital stock shall be deemed for all purposes to evidence ownership of and to represent the shares of the Resulting Entity capital stock into which the shares represented by such certificates have been converted as provided herein. The registered owner on the books and records of the Resulting Entity or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Resulting Entity or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Resulting Entity evidenced by such outstanding certificate as provided above.

7.	Employee Benefit and Compensation Plans. At the Effective Time, each employee benefit plan, incentive compensation plan, stock purchase plan, stock option agreement and other similar plans and agreements to which WAL Nevada is then a party shall be automatically assumed by, and continue to be the plan of, the Resulting Entity, without further action by WAL Nevada or the Resulting Entity or any other party thereto. To the extent any employee benefit plan, incentive compensation plan, stock option agreement or other similar plan provides for the issuance or purchase of, or otherwise relates to, shares of WAL Nevada’s capital stock, after the Effective Time, such plan or agreement shall be deemed to provide for the issuance or purchase of, or otherwise relate to, shares of the Resulting Entity’s capital stock.

8.	Filings, Licenses, Permits, Titled Property, Etc. As necessary, following the Effective Time, the Resulting Entity shall apply for new qualifications to conduct business (including as a foreign corporation), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a corporation duly formed and validly existing under the laws of the State of Delaware. As required or appropriate, following the Effective Time, all real, personal or intangible property of WAL Nevada which was titled or registered in the name of WAL Nevada shall be re-titled or re-registered, as applicable, in the name of the Resulting Entity by appropriate filings or notices to the appropriate parties (including, without limitation, any applicable governmental agencies).

9.	Further Assurances. If, at any time after the Effective Time, the Resulting Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan to vest, perfect or confirm, of record or otherwise, in the Resulting Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of WAL Nevada, or to otherwise carry out the purposes of this Plan, the Resulting Entity and its proper officers and directors (or their designees), are hereby authorized to execute and deliver, in the name and on behalf of WAL Nevada, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of WAL Nevada, all such other acts and things necessary, desirable to vest, perfect or confirm, of record or otherwise, in the Resulting Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of WAL Nevada, or to otherwise carry out the purposes of this Plan and the Conversion.

10.	Implementation and Interpretation; Termination and Amendment. This Plan shall be implemented and interpreted, prior to the Effective Time, by the board of directors of WAL Nevada and, upon the Effective Time, by the board of directors of the Resulting Entity, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of WAL Nevada or the Resulting Entity, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties.

11.	Amendment. This Plan may be amended or modified by the board of directors of WAL Nevada at any time prior to the Effective Time, provided that such an amendment shall not alter or change (a) the amount or kind of shares or other securities to be received hereunder by the shareholders of WAL Nevada, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted to be made without stockholder approval by the Delaware General Corporation Law, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series of the stock of WAL Nevada.

12.	Termination or Deferral. At any time before the Effective Time, (a) this Plan may be terminated and the Conversion may be abandoned by action of the board of directors of WAL Nevada, notwithstanding the approval of this Plan by the shareholders of WAL Nevada, or (b) the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the board of directors of WAL Nevada, such action would be in the best interest of WAL Nevada and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of WAL Nevada, its board of directors or shareholders with respect thereto.

13.	Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

14.	Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, WAL Nevada has caused this Plan to be executed by its duly authorized representative as of the date first written above.

WESTERN ALLIANCE BANCORPORATION,
a Nevada corporation

By:
Name: Robert G. Sarver
Title: Chairman and Chief Executive Officer

WESTERN ALLIANCE BANCORPORATION, a Delaware corporation

By:
Name: Robert G. Sarver
Title: Chairman and Chief Executive Officer

Appendix B

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1 USE BLACK INK ONLY—DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion (Pursuant to NRS 92A.205) 1. Name and jurisdiction of organization of constituent entity and resulting entity: Name of constituent entity Jurisdiction Entity type * and, Name of resulting entity Jurisdiction Entity type * 2.A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. 3. Location of plan of conversion: (check one) The entire plan of conversion is attached to these articles. The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust . This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Conversion Page 1 Revised: 10-16-09 Appendix B B-1X

B-1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2 USE BLACK INK ONLY—DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion): Attn: c/o: 5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)* 6. Signatures—must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Name of constituent entity Signature Title Date *Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles. FILING FEE: $350.00 IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Conversion Page 2 Revised: 10-16-09 B-2

B-2

Appendix C

STATE OF DELAWARE CERTIFICATE OF

CONVERSION

FROM A NON-DELAWARE CORPORATION TO A DELAWARE

CORPORATION PURSUANT TO SECTION 265 OF THE

DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Nevada.

2.) The jurisdiction immediately prior to filing this Certificate is Nevada.

3.) The date the Non-Delaware Corporation first formed is October 3, 1995.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Western Alliance Bancorporation.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Western Alliance Bancorporation.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the         day of                 , A.D.                 .

By:
Randall S. Theisen, Executive Vice President and General Counsel

C-1

Appendix D

CERTIFICATE OF INCORPORATION

OF WESTERN ALLIANCE BANCORPORATION

a Delaware corporation

WESTERN ALLIANCE BANCORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST:	The name of the corporation is Western Alliance Bancorporation (the “Corporation”).

SECOND:	The address of the registered office of the Corporation in the State of Delaware and the County of Kent is 615 South DuPont Highway, Dover, DE 19901 and the name of the registered agent at that address is National Corporate Research, Ltd.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:	A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 220,000,000 shares consisting of:

1. 200,000,000 shares of Common Stock, with a par value of $0.0001 per share (the “Common Stock”); and

2. 20,000,000 shares of Preferred Stock, with a par value of $0.0001 per share (the “Preferred Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President.

SIXTH:	A. The number of directors shall be no fewer than one and shall be fixed in the manner in the manner provided for in the Bylaws. The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the 2015 annual meeting of the stockholders; the term of office of the second class (Class II) to expire at the 2016 annual meeting of stockholders; the term of office of the third class (Class III) to expire at the 2017 annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SEVENTH:	The Board of Directors is expressly empowered to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Corporation. Any adoption, amendment, alteration or repeal of the Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to actions or omissions occurring prior to, such repeal or modification.

NINTH:	Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

TENTH:	The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter permitted by the laws of the State of Delaware and all rights of the stockholders of the Corporation are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article TENTH, Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, or Article NINTH.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by the undersigned officer, thereunto duly authorized, on this         day of             , 2014.

WESTERN ALLIANCE BANCORPORATION

By:
Robert G. Sarver, Chairman and Chief Executive Officer

APPENDIX E

CERTIFICATE OF DESIGNATION

OF

NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

OF

WESTERN ALLIANCE BANCORPORATION

(Pursuant to DGCL §151(g))

WESTERN ALLIANCE BANCORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Issuer”), in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, does hereby certify:

The board of directors of the Issuer (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Issuer and applicable law, adopted the following resolution on September 23, 2011 creating a series of 141,000 shares of Preferred Stock of the Issuer designated as “Non-Cumulative Perpetual Preferred Stock, Series B”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Issuer and applicable law, a series of Preferred Stock, par value $0.0001 per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Non-Cumulative Perpetual Preferred Stock, Series B” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 141,000.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designation to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designation (including the Standard Provisions in Schedule A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $.0001 per share, of the Issuer.

(b) “Definitive Agreement” means that certain Securities Purchase Agreement by and between Issuer and Treasury, dated as of the Signing Date.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means (i) the amount equal to twenty-five percent (25%) of the aggregate Liquidation Amount of Designated Preferred Stock issued on the Original Issue Date or (ii) all of the outstanding Designated Preferred Stock, if the aggregate liquidation preference of the outstanding Designated Preferred Stock is less than the amount set forth in the preceding clause (i).

(f) “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

(g) “Signing Date” means September 27, 2011.

(h) “Treasury” means the United States Department of the Treasury and any successor in interest thereto.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Western Alliance Bancorporation has caused this Certificate of Designation to be signed by Robert G. Sarver, its Chairman and Chief Executive Officer, this             day of             ,             .

WESTERN ALLIANCE BANCORPORATION

By:
Name: Robert G. Sarver
Title: Chairman and Chief Executive Officer

Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designation. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer, as set forth below.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Acquiror,” in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole.

(b) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) “Applicable Dividend Rate” has the meaning set forth in Section 3(a).

(d) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e) “Bank Holding Company” means a company registered as such with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. §1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder.

(f) “Baseline” means the “Initial Small Business Lending Baseline” set forth on the Initial Supplemental Report (as defined in the Definitive Agreement), subject to adjustment pursuant to Section 3(a).

(g) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(h) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

(i) “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(j) “Call Report” has the meaning set forth in the Definitive Agreement.

(k) “Certificate of Designation” means the Certificate of Designation or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(l) “Charge-Offs” means the net amount of loans charged off by the Issuer or, if the Issuer is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies) during quarters that begin on or after the Signing Date, determined as follows:

(i) if the Issuer or the applicable IDI Subsidiary is a bank, by subtracting (A) the aggregate dollar amount of recoveries reflected on line RIAD4605 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line RIAD4635 of its Call Reports for such quarters (without duplication as a result of such dollar amounts being reported on a year-to-date basis); or

(ii) if the Issuer or the applicable IDI Subsidiary is a thrift, by subtracting (A) the sum of the aggregate dollar amount of recoveries reflected on line VA140 of its Call Reports for such quarters and the aggregate dollar amount of adjustments reflected on line VA150 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line VA160 of its Call Reports for such quarters.

(m) “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(n) “CPP Lending Incentive Fee” has the meaning set forth in Section 3(e).

(o) “Current Period” has the meaning set forth in Section 3(a)(i)(2).

(p) “Dividend Payment Date” means January 1, April 1, July 1, and October 1 of each year.

(q) “Dividend Period” means the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date; provided, however, the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date (the “Initial Dividend Period”).

(r) “Dividend Record Date” has the meaning set forth in Section 3(b).

(s) “Dividend Reference Period” has the meaning set forth in Section 3(a)(i)(2).

(t) “GAAP” means generally accepted accounting principles in the United States.

(u) “Holding Company Preferred Stock” has the meaning set forth in Section 7(c)(v).

(v) “Holding Company Transaction” means the occurrence of (a) any transaction (including, without limitation, any acquisition, merger or consolidation) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under that Act, of common equity of the Issuer representing more than 50% of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of generally accepted accounting principles in the United States, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer’s subsidiaries; provided that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company.

(w) “IDI Subsidiary” means any Issuer Subsidiary that is an insured depository institution.

(x) “Increase in QSBL” means:

(i) with respect to the first (1st) Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL set forth in the Initial Supplemental Report (as defined in the Definitive Agreement); and

(ii) with respect to each subsequent Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL for the Dividend Reference Period for the Current Period.

(y) “Initial Dividend Period” has the meaning set forth in the definition of “Dividend Period”.

(z) “Issuer Subsidiary” means any subsidiary of the Issuer.

(aa) “Liquidation Preference” has the meaning set forth in Section 4(a).

(bb) “Non-Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by subtracting the Qualifying Portion Percentage from one (1).

(cc) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(dd) “Percentage Change in QSBL” has the meaning set forth in Section 3(a)(ii).

(ee) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ff) “Preferred Director” has the meaning set forth in Section 7(c).

(gg) “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(hh) “Previously Acquired Preferred Shares” has the meaning set forth in the Definitive Agreement.

(ii) “Private Capital” means, if the Issuer is Matching Private Investment Supported (as defined in the Definitive Agreement), the equity capital received by the Issuer or the applicable Affiliate of the Issuer from one or more non-governmental investors in accordance with Section 1.3(m) of the Definitive Agreement.

(jj) “Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

(kk) “Qualified Small Business Lending” or “QSBL” means, with respect to any particular Dividend Period, the “Quarter-End Adjusted Qualified Small Business Lending” for such Dividend Period set forth in the applicable Supplemental Report.

(ll) “Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by dividing (i) the Increase in QSBL for such Dividend Period by (ii) the aggregate Liquidation Amount of then-outstanding Designated Preferred Stock.

(mm) “Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C. §1467a(b) and the regulations of the Office of Thrift Supervision promulgated thereunder.

(nn) “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from the date of the Issuer’s most recent consolidated financial statements prior to the Signing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(oo) “Signing Date Tier 1 Capital Amount” means $489,383,720.

(pp) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designation relating to the Designated Preferred Stock.

(qq) “Supplemental Report” means a Supplemental Report delivered by the Issuer to Treasury pursuant to the Definitive Agreement.

(rr) “Tier 1 Dividend Threshold” means, as of any particular date, the result of the following formula:

( ( A + B – C ) * 0.9 ) – D

where:

A	=	Signing Date Tier 1 Capital Amount;

B	=	the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury;

C	=	the aggregate amount of Charge-Offs since the Signing Date; and

D	=

(i) beginning on the first day of the eleventh (11th) Dividend Period, the amount equal to ten percent (10%) of the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury as of the Effective Date (without regard to any redemptions of Designated Preferred Stock that may have occurred thereafter) for every one percent (1%) of positive Percentage Change in Qualified Small Business Lending between the ninth (9th) Dividend Period and the Baseline; and

(ii) zero (0) at all other times.

(ss) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(d) of these Standard Provisions that form a part of the Certificate of Designation, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate.

(i) The “Applicable Dividend Rate” shall be determined as follows:

(1)	With respect to the Initial Dividend Period, the Applicable Dividend Rate shall be 5.0000000%.

(2)	With respect to each of the second (2nd) through the tenth (10th) Dividend Periods, inclusive (in each case, the “Current Period”), the Applicable Dividend Rate shall be:

(A) (x) the applicable rate set forth in column “A” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Dividend Period that was two Dividend Periods prior to the Current Period (the “Dividend Reference Period”) and the Baseline, multiplied by (y) the Qualifying Portion Percentage; plus

(B) (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage.

In each such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the Dividend Reference Period.

(3)	With respect to the eleventh (11th) through the eighteenth (18th) Dividend Periods, inclusive, and that portion of the nineteenth (19th) Dividend Period prior to, but not including, the four and one half (4 1/2) year anniversary of the Original Issue Date, the Applicable Dividend Rate shall be:

(A) (x) the applicable rate set forth in column “B” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the ninth (9th) Dividend Period and the Baseline, multiplied by (y) the Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period; plus

(B) (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period.

In such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the ninth (9th) Dividend Period.

(4)	With respect to (A) that portion of the nineteenth (19th) Dividend Period beginning on the four and one half (4 1/2) year anniversary of the Original Issue Date and (B) all Dividend Periods thereafter, the Applicable Dividend Rate shall be nine percent (9%).

(5)	Notwithstanding anything herein to the contrary, if the Issuer fails to submit a Supplemental Report that is due during any of the second (2nd) through tenth (10th) Dividend Periods on or before the sixtieth (60th) day of such Dividend Period, the Issuer’s QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes hereof.

(6)	Notwithstanding anything herein to the contrary, but subject to Section 3(a)(i)(5) above, if the Issuer fails to submit the Supplemental Report that is due during the tenth (10th) Dividend Period, the Issuer’s QSBL shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(3) and (4). The Applicable Dividend Rate shall be re-determined effective as of the first day of the calendar quarter following the date such failure is remedied, provided it is remedied prior to the four and one half (4 1/2) anniversary of the Original Issue Date.

(7)	Notwithstanding anything herein to the contrary, if the Issuer fails to submit any of the certificates required by Sections 3.1(d)(ii) or 3.1(d)(iii) of the Definitive Agreement when and as required thereby, the Issuer’s QSBL shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(2) or (3) above until such failure is remedied.

(ii) The “Percentage Change in Qualified Lending” between any given Dividend Period and the Baseline shall be the result of the following formula, expressed as a percentage:

(iii) The following table shall be used for determining the Applicable Dividend Rate:

	The Applicable Dividend Rate shall be:
If the Percentage Change in Qualified Lending is:	Column “A” (each of the 2nd – 10th Dividend Periods)	Column “B” (11th –18th, and the first part of the 19th, Dividend Periods)
0% or less	5%	7%
More than 0%, but less than 2.5%	5%	5%
2.5% or more, but less than 5%	4%	4%
5% or more, but less than 7.5%	3%	3%
7.5% or more, but less than 10%	2%	2%
10% or more	1%	1%

(iv) If the Issuer consummates a Business Combination, a purchase of loans or a purchase of participations in loans and the Designated Preferred Stock remains outstanding thereafter, then the Baseline shall thereafter be the “Quarter-End Adjusted Small Business Lending Baseline” set forth on the Quarterly Supplemental Report (as defined in the Definitive Agreement).

(b) Payment. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to:

(i) each Dividend Period (other than the Initial Dividend Period) at a rate equal to one-fourth (1/4) of the Applicable Dividend Rate with respect to each Dividend Period on the Liquidation Amount per share of Designated Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date; and

(ii) the Initial Dividend Period, on the first such Dividend Payment Date to occur at least twenty (20) calendar days after the Original Issue Date, an amount equal to (A) the Applicable Dividend Rate with respect to the Initial Dividend Period multiplied by (B) the number of days from the Original Issue Date to the last day of the Initial Dividend Period (inclusive) divided by 360.

In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. For avoidance of doubt, “payable quarterly in arrears” means that, with respect to any particular Dividend Period, dividends begin accruing on the first day of such Dividend Period and are payable on the first day of the next Dividend Period.

The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designation).

(c) Non-Cumulative. Dividends on shares of Designated Preferred Stock shall be non-cumulative. If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Stock in respect of any Dividend Period:

(i) the holders of Designated Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Issuer shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock; and

(ii) the Issuer shall, within five (5) calendar days, deliver to the holders of the Designated Preferred Stock a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Issuer stating the Board of Directors’ rationale for not declaring dividends.

(d) Priority of Dividends; Restrictions on Dividends.

(i) Subject to Sections 3(d)(ii), (iii) and (v) and any restrictions imposed by the Appropriate Federal Banking Agency or, if applicable, the Issuer’s state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may declare and pay dividends on the Common Stock, any other shares of Junior Stock, or Parity Stock, in each case only if (A) after giving effect to such dividend the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold, and (B) full dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid.

(ii) If a dividend is not declared and paid in full on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such Dividend Period in which a dividend is declared and paid on the Designated Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material breach of a covenant by which the Issuer is bound.

(iii) When dividends have not been declared and paid in full for an aggregate of four (4) Dividend Periods or more, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the Issuer shall, within five (5) calendar days of each missed payment, deliver to the holders of the Designated Preferred Stock a certificate executed by at least a majority of the Board of Directors stating that the Board of Directors used its best efforts to declare and pay such dividends in a manner consistent with (A) safe and sound banking practices and (B) the directors’ fiduciary obligations.

(iv) Subject to the foregoing and Section 3(e) below and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

(v) If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock.

(e) Special Lending Incentive Fee Related to CPP. If Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date and the Issuer did not apply to Treasury to redeem such Previously Acquired Preferred Shares prior to December 16, 2010, and if the Issuer’s Supplemental Report with respect to the ninth (9th) Dividend Period reflects an amount of Qualified Small Business Lending that is less than or equal to the Baseline (or if the Issuer fails to timely file a Supplemental Report with respect to the ninth (9th) Dividend Period), then beginning on January 1, 2014 and on all Dividend Payment Dates thereafter ending on April 1, 2016, the Issuer shall pay to the Holders of Designated Preferred Stock, on each share of Designated Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the Liquidation Amount per share of Designated Preferred Stock (“CPP Lending Incentive Fee”). All references in Section 3(d) to “dividends” on the Designated Preferred Stock shall be deemed to include the CPP Lending Incentive Fee.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends on each such share (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Is Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a) Optional Redemption.

(i) Subject to the other provisions of this Section 5:

(1)	The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding; and

(2)	If, after the Signing Date, there is a change in law that modifies the terms of Treasury’s investment in the Designated Preferred Stock or the terms of Treasury’s Small Business Lending Fund program in a materially adverse respect for the Issuer, the Issuer may, after consultation with the Appropriate Federal Banking Agency, redeem all of the shares of Designated Preferred Stock at the time outstanding.

(ii) The per-share redemption price for shares of Designated Preferred Stock shall be equal to the sum of:

(1)	the Liquidation Amount per share,

(2)	the per-share amount of any unpaid dividends for the then current Dividend Period at the Applicable Dividend Rate to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period; and

(3)	the pro rata amount of CPP Lending Incentive Fees for the current Dividend Period.

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable, but in any event the shares to be redeemed shall not be less than the Minimum Amount. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time, subject to the approval of the Appropriate Federal Banking Agency. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Board Observation Rights. Whenever, at any time or times, dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative selected by the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings; provided, that the holders of the Designated Preferred Stock shall not be obligated to select such a representative, nor shall such representative, if selected, be obligated to attend any meeting to which he/she is invited. The rights of the holders of the Designated Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(c) Preferred Stock Directors. Whenever, at any time or times, (i) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, the President of the Company shall promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(d) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the written consent of (x) Treasury if Treasury holds any shares of Designated Preferred Stock, or (y) the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, if Treasury does not hold any shares of Designated Preferred Stock, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designation for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designation for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock;

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Subject to Section 7(d)(v) below, any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, that in all cases, the obligations of the Issuer are assumed (by operation of law or by express written assumption) by the resulting entity or its ultimate parent;

(iv) Certain Asset Sales. Any sale of all, substantially all, or any material portion of, the assets of the Company, if the Designated Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; and

(v) Holding Company Transactions. Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or the Acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock shall entitle holders thereof to dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Restriction on Redemptions and Repurchases.

(a) Subject to Sections 8(b) and (c), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may repurchase or redeem any shares of Capital Stock (as defined below), in each case only if (i) after giving effect to such dividend, repurchase or redemption, the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).

(b) If a dividend is not declared and paid on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, neither the Issuer nor any Issuer Subsidiary shall, redeem, purchase or acquire any shares of Common Stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of the Issuer or any Issuer Subsidiary, or any trust preferred securities issued by the Issuer or any Affiliate of the Issuer (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Designated Preferred Stock and (ii) repurchases of Junior Stock or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (iii) the acquisition by the Issuer or any of the Issuer Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any other Issuer Subsidiary), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock, (v) redemptions of securities held by the Issuer or any wholly-owned Issuer Subsidiary or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Issuer Subsidiary required pursuant to binding contractual agreements entered into prior to (x) if Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date, the original issue date of such Previously Acquired Preferred Shares, or (y) otherwise, the Signing Date).

(c) If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries.

Section 9. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10. References to Line Items of Supplemental Reports. If Treasury modifies the form of Supplemental Report, pursuant to its rights under the Definitive Agreement, and any such modification includes a change to the caption or number of any line item on the Supplemental Report, then any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 12. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 13. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 14. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Appendix F

BYLAWS OF

WESTERN ALLIANCE BANCORPORATION

ARTICLE I

STOCKHOLDERS

1.1 Place of Meetings. All meetings of stockholders shall be held at such place (if any) within or without the State of Delaware as may be determined from time to time by the Board of Directors or, if not determined by the Board of Directors, by the Chairman of the Board, the President or the Chief Executive Officer; provided that the Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place but shall be held solely by means of remote communication in accordance with Section 1.13.

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at a time to be fixed by the Board of Directors and stated in the notice of the meeting.

1.3 Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, for any purpose or purposes prescribed in the notice of the meeting and shall be held on such date and at such time as the Board may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings.

(a) Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date fixed by the Board of Directors for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation). The notice of any meeting shall state the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different than the record date for determining the stockholders entitled to notice of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

1.5 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order for each class of stock and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (b) during ordinary business hours at the principal place of business of the corporation, or (c) in any other manner provided by law. If the meeting is held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list required by this Section 1.5 or to vote in person or by proxy at any meeting of stockholders and the number of shares held by each of them.

1.6 Quorum. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if the Board of Directors fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting in accordance with Section 4.5, written notice of the place, if any, date, and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for such stockholder by a written proxy executed by the stockholder or the stockholder’s authorized agent or by an electronic transmission permitted by law and delivered to the Secretary of the corporation. Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission created pursuant to this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

1.9 Action at Meeting.

(a) At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

(b) All other matters shall be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter shall decide such matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

(c) All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or the stockholder’s proxy, a vote by ballot shall be taken. Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

1.10 Advance Notice of Stockholder Business (Other Than the Election of Directors).

(a) At any annual or special meeting of stockholders, only such business (other than nominations for the election of directors, which is governed by Section 2.15 of these Bylaws) shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 1.10 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with the notice procedures set forth in this Section 1.10 as to such business. For any business to be properly brought before an annual meeting by a stockholder (other than nominations for the election of directors, which is governed by Section 2.15 of these Bylaws), it must be a proper matter for stockholder action under the Delaware General Corporation Law, and the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be in writing and must be received at the corporation’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. “Public announcement” for purposes hereof shall have the meaning set forth in Section 2.15(d) of these Bylaws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For business to be properly brought before a special meeting by a stockholder, the business must be limited to the purpose or purposes set forth in a request under Section 1.3.

(b) A stockholder’s notice to the Secretary of the corporation shall set forth (i) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Proposing Person”), (A) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and of any other Proposing Person, (B) the class or series and number of shares of the corporation which are owned beneficially and of record by the stockholder and any other Proposing Person as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the corporation owned beneficially and of record by the stockholder and any other Proposing Person as of the record date for voting at the meeting, (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (D) any material interest of the stockholder and any other Proposing Person in such business, (E) the following information regarding the ownership interests of the stockholder and any other Proposing Person which shall be supplemented in writing by the stockholder not later than 10 days after the record date for voting at the meeting to disclose such interests as of such record date: (1) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation;

(2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Proposing Person has a right to vote any shares of any security of the corporation; (3) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or other Proposing Person with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (“Short Interests”); (4) a description of any rights to dividends on the shares of the corporation owned beneficially by such stockholder or other Proposing Person that are separated or separable from the underlying shares of the corporation; (5) a description of any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Proposing Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder or other Proposing Person; and (8) a description of any direct or indirect interest of such stockholder or other Proposing Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (F) any other information relating to such stockholder or other Proposing Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. The terms “associate” and “beneficially owned” for purposes hereof shall have the meanings set forth in Section 2.15(d) of these Bylaws.

(c) Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(d) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10; provided, however, that any references in this Section 1.10 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(e) Notwithstanding any provisions to the contrary, the notice requirements set forth in subsections (a) and (b) above shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

1.11 Conduct of Business. At every meeting of the stockholders, the Chairman of the Board, or, in his absence, the Chief Executive Officer, or, in his absence, the President, or, in his absence, such other person as may be appointed by the Board of Directors, shall act as chairman. The Secretary of the corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the corporation.

The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, the business of the meeting may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairman may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 1.10, this Section 1.11, and Section 2.15. The chairman of the meeting, in addition to making any other determination that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of Section 1.10, this Section 1.11 and Section 2.15, and if he should so determine that any proposed nomination or business is not in compliance with such sections,, he shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

1.12 Stockholder Action Without Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

1.13 Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE II

BOARD OF DIRECTORS

2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2 Number and Term of Office. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall not be fewer than eight nor more than seventeen and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the 2015 annual meeting of stockholders; the term of office of the second class to expire at the 2016 annual meeting of stockholders; the term of office of the third class to expire at the 2017 annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

2.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

2.4 Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the Chief Executive Officer, Chairman of the Board, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.5 Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

2.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or two or more directors and may be held at any time and place, within or without the State of Delaware.

2.8 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by whom it is not waived by (a) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (b) sending a facsimile to his last known facsimile number, or delivering written notice by hand to his last known business or home address, at least 24 hours in advance of the meeting, or (c) mailing written notice to his last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

2.9 Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10 Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

2.12 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.13 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

2.14 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.15 Nomination of Director Candidates.

(a) Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs (b) and (c) of this Section 2.15, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.15.

(b) All nominations by stockholders must be made pursuant to timely notice given in writing to the Secretary of the corporation. To be timely, a stockholder’s nomination for a director to be elected at an annual meeting must be received at the corporation’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the first anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth (i) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), (A) the name and address, as they appear on the corporation’s books, of the stockholder who intends to make the nomination and of any other Nominating Person,

(B) the class or series and number of shares of the corporation which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the corporation owned beneficially and of record by the stockholder and any other Nominating Person as of the record date for voting at the meeting, (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, (D) the following information regarding the ownership interests of the stockholder and any other Nominating Person, which shall be supplemented in writing by the stockholder not later than 10 days after the record date for notice of the meeting to disclose such interests as of such record date: (1) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the corporation; (3) a description of any Short Interests in any securities of the corporation directly or indirectly owned beneficially by such stockholder or other Nominating Person; (4) a description of any rights to dividends on the shares of the corporation owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of the corporation; (5) a description of any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Nominating Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder or other Nominating Person; and (8) a description of any direct or indirect interest of such stockholder or other Nominating Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (E) a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (G) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”), had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (iii) the signed consent of each nominee to serve as a director of the corporation if so elected. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the second sentence of this Section 2.15(b), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder’s notice required by this Section 2.15(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder who complies with the notice procedures set forth in this Section 2.15. Nominations by stockholders may be made at such a special meeting of stockholders if the nominees are named in the special meeting request delivered pursuant to Section 1.3(b) or, at any special meeting called pursuant to Section 1.3(a) hereof, if the stockholder’s notice as required by Section 2.15(b) is delivered to the Secretary at the principal executive offices of the corporation not earlier than 90 days prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 2.15, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and shares shall be treated as “beneficially owned” by a person if the person (i) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (ii) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(e) Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at any meeting of stockholders. The Chairman of the Board of Directors or Secretary may, if the facts warrant, determine that a notice received by the corporation relating to a nomination proposed to be made does not satisfy the requirements of this Section 2.15 (including if the stockholder does not provide the updated information required under Section 2.15(b) to the corporation within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received. The chairman of the meeting shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the procedures set forth in this section, and, if any nomination is not in compliance with this section (including if the stockholder does not provide the updated information required under Section 2.15(b) to the corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.15, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(f) Notwithstanding the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15; provided however, that any references in this Section 2.15 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

ARTICLE III

OFFICERS

3.1 Enumeration. The officers of the corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, a President, and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2 Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing the officer, or until his earlier death, resignation or removal.

3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

3.6 Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to the Chairman by the Board of Directors and these Bylaws. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the Board of Directors.

3.7 Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

3.8 President. Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. He shall have power to sign stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation, other than the Chairman of the Board and the Chief Executive Officer.

3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are set forth in these Bylaws and as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11 Treasurer. The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

3.12 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board of Directors or the Chief Executive Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the corporation.

3.13 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.14 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE IV

CAPITAL STOCK

4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2 Stock Certificates. The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock of the corporation shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares of stock owned by such stockholder in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation: (i) in the case of shares represented by a certificate, by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of Incorporation or the Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 4.2, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5 Record Dates. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date for the determination of stockholders entitled to notice, such date shall also be the record date for the determination of the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for the determination of stockholders entitled to vote.

If no record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day before the date on which notice is given, or, if notice is waived, the close of business on the day before the date on which the meeting is held.

A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions.

The Board of Directors may fix in advance a record date (a) for the determination of stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or (b) for the purpose of any other lawful action. Any such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 days prior to the action to which such record date relates. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary shall be the date on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

ARTICLE V

GENERAL PROVISIONS

5.1 Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness or manner of notice.

5.4 Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers that this corporation may possess by reason of this corporation’s ownership of securities in such other corporation or other organization.

5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

5.7 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.8 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent of the corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; (d) if by any other form of electronic transmission, when directed to the stockholder; and (e) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

5.10 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation as provided by law, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

5.11 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.12 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VI

AMENDMENTS

6.1 By the Board of Directors. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2 By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in Section 7.2 of this Article VII, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this section or otherwise.

7.2 Right of Claimant to Bring Suit. If a claim under Section 7.1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, or 20 days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the corporation.

7.3 Indemnification of Employees and Agents. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

7.4 Non-Exclusivity of Rights. The rights conferred on any person in this Article VII shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

7.5 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VII.

7.6 Insurance. The corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

7.7 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII shall not adversely affect any right or protection of an indemnitee or his successor in respect of any act or omission occurring prior to such amendment, repeal or modification.

Appendix G

WESTERN ALLIANCE BANCORPORATION

2005 STOCK INCENTIVE PLAN

Western Alliance Bancorporation, a Nevada corporation (the “Company”), sets forth herein the terms of its 2005 Stock Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, employees, consultants and advisors, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights (on and after the IPO Date), restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

Furthermore, this Plan is an amendment and restatement of the Bankwest of Nevada 1997 Incentive Stock Option Plan and the Bankwest of Nevada 1997 Nonqualified Stock Option Plan (together, the “1997 Plans”), the Western Alliance Bancorporation 2000 Stock Appreciation Rights Plan (the “2000 SAR Plan”), the Western Alliance Bancorporation 2002 Stock Option Plan (the “2002 Plan”) and any other prior plan of the Company or a predecessor in effect prior to the Effective Date of this Plan under which stock options or other equity awards covering the Company’s Stock remain outstanding to a service provider (the “Prior Plans”). This Plan document therefore is intended to preserve material rights and features of the Prior Plans, and should any material provision of this Plan be determined to impair the rights of a Grantee under an Award granted prior to the Effective Date of this restated Plan, the Award Agreement covering the Award shall instead be treated as including the material provision as an explicit term, but only to the extent that such material provision does not affect the Award’s exempt status under Section 409A of the Code. In this regard, as of the Effective Date and notwithstanding the absence of an automatic change in control vesting provision under this restated Plan, any change in control vesting provision of a Prior Plan hereby is incorporated into the Awards outstanding as of the Effective Date and made under the applicable Prior Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that directly or indirectly controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, or cash award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or an Affiliate; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or an Affiliate; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10 “Company” means Western Alliance Bancorporation.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. .

2.15 “Effective Date” means April 7, 2005, the date the Plan is approved by the Board.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day, as determined by the Board) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board’s reasonable application of a reasonable valuation method.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “IPO Date” means the closing date of the first sale of Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

2.23 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.25 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.26 “Option Proceeds” means, with respect to an Option, the sum of (i) the Option Price paid in cash, if any, to purchase shares of Stock under such Option, plus (ii) the value of all federal, state, and local deductions to which the Company is entitled with respect to the exercise of such Option determined using the highest Federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for Federal tax purposes.

2.27 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.28 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.29 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.30 “Plan” means this Western Alliance Bancorporation 2005 Stock Incentive Plan.

2.31 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.32 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.33 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.34 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.35 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.36 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.37 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.38 “Stock” means the common stock, par value $.0001 per share, of the Company.

2.39 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof. SARs may only be awarded under this Plan on and after the IPO Date, and during a period that the Company remains publicly traded. Notwithstanding the preceding sentence, SARs awarded under a Prior Plan on or before October 3, 2004 shall continue in effect under this Plan under the term then in effect under the Award Agreement for the respective SAR.

2.40 “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.41 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.42 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.43 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.44 “Transition Period” means the reliance period described in Treas. Reg. Section 1.162-27(f) or a successor provision.

2.45 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate for the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s articles of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the articles of incorporation and by-laws of the Company and applicable law.

(i) On and after the IPO Date, except as provided in subsection (ii) hereof and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) following the Transition Period qualify as “outside directors” within the meaning of Section 162(m) of the Code, and (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (c) comply with the independence requirements, if any, of the stock exchange on which the Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award, provided the number of shares of stock subject to an Award shall be determined prior to the Grant Date, except as otherwise provided in this Plan,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award, provided that in the event such action causes an Award that is otherwise exempt from Section 409A of the Code and the guidance issued thereunder to become subject to Section 409A of the Code and the guidance issued thereunder, the Award will comply with the requirements of Section 409A of the Code and the guidance issued thereunder. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom, while remaining in compliance with, or exempt from, the requirements of Section 409A of the Code. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

3.4.	Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in writing that is intended to satisfy Section 409A of the Code, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan taking into account shares originally available under the 1997 Plans, the 2000 SAR Plan, the 2002 Plan and any Prior Plan shall be 10,500,000. Of the shares of Stock so designated for issuance under the Plan, 2,248,550 shares represent Awards outstanding as of the Effective Date. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

If the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

The number of shares of Stock reserved under this Section 4 shall be increased by the number of any shares of Stock that are repurchased by the Company with Option Proceeds (as defined herein) in respect of the exercise of an Option; provided, however, that the number of shares of Stock contributed to number of shares of Stock reserved under this Section 4 in respect of the use of Option Proceeds for repurchase shall not be greater than: (A) the amount of such Option Proceeds, divided by (B) the Fair Market Value on the date of exercise of the applicable Option.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder relating to the period on or after the Effective Date shall be null and void and of no effect.

5.2.	Term.

The Plan shall terminate automatically twenty (20) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, but only after the Transition Period has expired:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred fifty thousand (150,000) per calendar year;

(ii) the maximum number of shares of Stock that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is three hundred thousand (300,000) per calendar year; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $5,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $15,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

6.4.	Substitute or Exchange Awards.

Awards granted under the Plan may, in the discretion of the Board, be granted in substitution or exchange for any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate, provided that, to the extent such substitution or exchange causes an Award that is otherwise exempt from Section 409A of the Code and guidance issued thereunder to become subject to Section 409A of the Code and the guidance issued thereunder, the Award will comply with Section 409A of the Code and the guidance issued thereunder. Such substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding anything in Section 8.1 or 9.1 below to the contrary, any Awards granted under this Section 6.4 that are in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate may be granted at an Option Price or grant price, as the case may be, at least equal to the Fair Market Value of the Stock.

6.5	Option or SAR Repricing.

Notwithstanding any other provision of the Plan, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, “full value” awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment made pursuant to Section 17.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Termination from Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of whole shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number as is set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution or pursuant to a domestic relations order as referred to in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

8.10.   Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.   Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment.

An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the Fair Market Value of one share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.

9.2.	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.   Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.   Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.   Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend (or legends) that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.   Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.   Rights of Holders of Stock Units.

10.5.1.   Voting and Dividend Rights.

Holders of Stock Units shall have no right to vote any Stock promised upon settlement of the Stock Unit or to “vote” the Stock Unit. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.   Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.   Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.   Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.   Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.   General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.   Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.   Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock) for any period that the Company is publicly traded, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.   Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.   Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.   Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.   Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.   Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.	Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2.	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization, and credit-related charges; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) return on assets; (13) operating earnings; (14) working capital; (15) ratio of debt to stockholders’ equity; (16) revenue; (17) loan growth; (18) deposit growth; (19) quality control, including but not limited to, results of internal and external audits, regulatory examinations, and loan quality reviews; and (20) measures of asset quality. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

14.2.3.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.	Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.	Status of Section 14.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Furthermore, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate to reflect such distribution, adjust (i) the number and kind of shares for which grants of Option and other Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and/or (iii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction.

Except as otherwise provided in the applicable Award Agreement, and subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested as of the day immediately prior to the occurrence of such Corporate Transaction, conditioned upon the closing of such Corporate Transaction,

(ii) all outstanding Stock Units shall be deemed to have vested, and the shares of Stock subject thereto shall be delivered, in such manner and at such time as provided in the applicable Award Agreement, and

(iii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.	Exemption from Code Section 409A.

Except as otherwise provided, the terms of this Plan are intended to be exempt from Section 409A of the Code and the guidance issued thereunder. To the extent a provision of the Plan is not exempt from Section 409A of the Code and the applicable guidance thereunder, the Board may, in its sole discretion, take such steps as it deems reasonable to provide the coverage or benefits provided under the Plan so as to comply with Section 409A of the Code and the guidance issued thereunder.

18.5.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.6.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.7.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.8.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Nevada, to the extent not governed by federal law,other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

WESTERN ALLIANCE BANCORPORATION ONE E. WASHINGTON, SUITE 1400 PHOENIX, AZ 85004 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC.—COMMON 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 John P. Sande, III 02 Robert G. Sarver 03 Donald D. Snyder 04 Sung Won Sohn WESTERN ALLIANCE BANCORPORATION ONE E. WASHINGTON, SUITE 1400 PHOENIX, AZ 85004 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2 Approve a change of the Company’s state of incorporation from Nevada to Delaware. 3 Approve an amendment to the 2005 Stock Incentive Plan that will (i) extend the termination date of the plan by ten years to 2025; and (ii) increase by 2,000,000 the maximum number of shares available for issuance thereunder and to reapprove the material terms of the performance measures that apply to awards intended to qualify as performance-based compensation under the 2005 Stock Incentive Plan. 4 Approve, on a non-binding advisory basis, executive compensation. 5 Ratify the appointment of McGladrey LLP as the Company’s independent auditor. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, Company Brochure is/are available at www.proxyvote.com. WESTERN ALLIANCE BANCORPORATION Annual Meeting of Stockholders May 20, 2014 8:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Dale Gibbons and Randall S. Theisen, or either of them, as proxies, with full power of substitution, to vote shares of common stock of WESTERN ALLIANCE BANCORPORATION (“WAL”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM PDT on 5/20/2014, at 1 E. Washington St. Ste 1400 Phoenix, AZ 85004, and any adjournment or postponement thereof (“Annual Meeting”), as specified on the reverse side of this proxy card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned also provides directions to Charles Schwab Trust Co., Trustee, to vote shares of common stock of WAL allocated to accounts of the undersigned under the WAL 401(k) Plan, and which are entitled to be voted, at the Annual Meeting, as specified on the reverse side of this proxy card. Where a vote is not specified: The proxies will vote all such shares owned of record as recommended by the Board of Directors on all proposals; and the Trustee will vote all such shares allocated to the WAL 401(k) Plan account of the undersigned on all proposals in the same manner and proportion as shares for which voting instructions are received. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side